Exhibit 10.1

VULCAN MATERIALS COMPANY

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO credit agreement

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of March 18, 2022, by and among VULCAN MATERIALS COMPANY, a New Jersey corporation (the “Borrower”), the Lenders, and TRUIST BANK, as the Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H  :

WHEREAS, the Borrower, the Lenders, and the Administrative Agent are party to that certain Credit Agreement dated as of June 30, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders make certain modifications to the Credit Agreement, and the Administrative Agent and the Lenders have agreed to such modifications subject to the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

SECTION 1. Definitions.  Unless otherwise specifically defined herein, each term used herein (and in the preamble and recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement.

(a) The text of the Credit Agreement and the Pricing Grid attached thereto as Annex I are hereby amended by deleting the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text) as set forth in the pages of the Credit Agreement and Annex I attached as Annex A hereto.

(b) Notwithstanding anything in the Amendment or the Credit Agreement to the contrary, the Eurodollar Loans outstanding on the date hereof (the “Existing Eurodollar Loans”) shall remain outstanding and continue to bear interest by reference to the Eurodollar Rate (but, for the avoidance of doubt, from and after the date hereof, with the Applicable Margin determined pursuant to the Credit Agreement after giving effect to this Amendment) through the last day of the applicable Eurodollar Loan Period therefor in accordance with the terms of the Credit Agreement as in effect immediately prior to giving effect to this Amendment.  The parties hereto hereby agree that if the Borrower has not repaid such Existing Eurodollar Loans or converted such Existing Eurodollar Loans to SOFR Loans or Base Rate Loans on or prior to the last of such applicable Eurodollar Loan Period(s) then such Existing Eurodollar Loans will automatically convert to Base Rate Loans on such date.

SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects (or, if any such representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty is true and correct in all respects) on and as of the date hereof as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representation and warranty was true and correct in all material respects (or, if any such representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty was true and correct in all respects) as of such earlier date.

(b) As of the date hereof there exists no Default or Event of Default and immediately after giving effect to this Amendment there will exist no Default or Event of Default.
(c) The Borrower has the power and is duly authorized to enter into, deliver, and perform this Amendment.
(d) This Amendment is the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.
SECTION 4. Conditions Precedent. This Amendment shall become effective only upon satisfaction of each of the following conditions:
(a) the receipt by the Administrative Agent of this Amendment duly executed by each of the Borrower, the Administrative Agent and the Lenders;

(b) the receipt by the Administrative Agent of an amendment to the Revolving Credit Agreement, in form and substance satisfactory to the Administrative Agent and duly executed by the Borrower, the requisite Lenders, and the Administrative Agent (each as defined therein); and

(c) the Borrower shall have paid to the Administrative Agent all costs, fees, and expenses owed by the Borrower to the Administrative Agent and the Lenders due and payable on or prior to the date hereof, including, without limitation, fees and expenses of counsel to the Administrative Agent.

SECTION 5. Miscellaneous Terms.
(a) Loan Document. For avoidance of doubt, the Borrower, the Lenders, and the Administrative Agent hereby acknowledge and agree that this Amendment is a Loan Document.

(b) Effect of Amendment.  Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrower.

(c) No Novation or Mutual Departure.  The Borrower expressly acknowledges and agrees that (i) there has not been, and this Amendment does not constitute or establish, a novation

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with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above, and (ii) nothing in this Amendment shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from the Borrower to the Administrative Agent or the Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d) Ratification.  The Borrower hereby restates, ratifies, and reaffirms all of its obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which it is party effective as of the date hereof.

(e) Claims.  To induce the Administrative Agent and the Lenders to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of the Borrower or arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Administrative Agent and the Lenders under the Credit Agreement or any other Loan Document.

(f) Release.  In consideration of the agreements contained herein, the Borrower hereby waives and releases each of the Lender Group members and their respective directors, partners, officers, employees and agents, from any and all claims and defenses, known or unknown as of the date of this Amendment, with respect to the Credit Agreement, the other Loan Documents and the transactions contemplated thereby on or before the date of this Amendment.

(g) Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(h) Fax or Other Transmission.  Delivery by one or more parties hereto of an executed counterpart of this Amendment via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.

(i) Recitals Incorporated Herein. The preamble and the recitals to this Amendment are hereby incorporated herein by this reference.

(j) Section References.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

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(k) Further Assurances.  The Borrower agrees to take, at the Borrower’s expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(l) Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(m) Severability.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	VULCAN MATERIALS COMPANY, as the Borrower By: /s/ C. Wes Burton, Jr. Name: C. Wes Burton, Jr. Title: VP & Treasurer

[VULCAN – SECOND AMENDMENT TO CREDIT AGREEMENT]

/s/ Johnetta Bush
ADMINISTRATIVE AGENT AND LENDERS:	TRUIST BANK, as the Administrative Agent and a Lender By: /s/ Johnetta Bush Name: Johnetta Bush Title: Director

[VULCAN – SECOND AMENDMENT TO CREDIT AGREEMENT]

/s/ Andrew Payne
WELLS FARGO BANK, N.A., as a Lender By: /s/ Andrew Payne Name: Andrew Payne Title: Managing Director

[VULCAN – SECOND AMENDMENT TO CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Marty McDonald

      Name: Marty McDonald

      Title: Vice President

[VULCAN – SECOND AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Miles Nerren

      Name: Miles Nerren

      Title: Senior Vice President

[VULCAN – SECOND AMENDMENT TO CREDIT AGREEMENT]

REGIONS BANK, as a Lender

By: /s/ Shaffer Hewlett

      Name: Shaffer Hewlett

      Title: Vice President

[VULCAN – SECOND AMENDMENT TO CREDIT AGREEMENT]

THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ Kimberly A. Crotty

      Name: Kimberly A. Crotty

      Title: Vice President

[VULCAN – SECOND AMENDMENT TO CREDIT AGREEMENT]

SOUTHSTATE BANK, N.A., a national banking association, successor in interest by merger to

ATLANTIC CAPITAL BANK, N.A., as a Lender

By: /s/ Tina H. Wilkinson

      Name: Tina H. Wilkinson

      Title: Senior Vice President

[VULCAN – SECOND AMENDMENT TO CREDIT AGREEMENT]

FIRST HORIZON BANK, as a Lender

By: /s/ K. Lebron Womack

      Name: K. Lebron Womack

      Title: Senior Vice President

[VULCAN – SECOND AMENDMENT TO CREDIT AGREEMENT]

Annex A

[attached]

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~~Execution Version~~EXECUTION VERSION

CONFORMED THROUGH ~~FIRST~~SECOND AMENDMENT

CUSIP: 929159BD2

CUSIP: 929159BE0 (DDTL)

CREDIT AGREEMENT

dated as of June 30, 2021,

among

VULCAN MATERIALS COMPANY,
as the Borrower,

The LENDERS FROM TIME TO TIME PARTY HERETO,

TRUIST BANK,
as the Administrative Agent,

with

TRUIST SECURITIES, INC.,
as Left Lead Arranger and Bookrunner,

and

WELLS FARGO SECURITIES, LLC,

U.S. BANK NATIONAL ASSOCIATION,

REGIONS CAPITAL MARKETS, INC., A DIVISION OF REGIONS BANK,

BANK OF AMERICA, N.A.,

as Joint Lead Arrangers and Bookrunners

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Page

ARTICLE 1DEFINITIONS, ACCOUNTING PRINCIPLES AND OTHER INTERPRETIVE MATTERS1

Section 1.1...........................................................................................................Definitions1

Section 1.2...................................................................Uniform Commercial Code25

Section 1.3.................................................................................Accounting Principles25

Section 1.4.....................................................................Other Interpretive Matters26

Section 1.5...................................................................................................................Divisions26

Section 1.6.....................................................................................................~~LIBOR~~Rates26

ARTICLE 2.................................................................................................THE LOANS27

Section 2.1.........................................................................................................................Loans27

Section 2.2.........................................................................................................[Reserved]27

Section 2.3.............Manner of Borrowing and Disbursement of Loans27

Section 2.4.......................................................................................................................Interest29

Section 2.5.............................................................................................................................Fees30

Section 2.6...............................Prepayment/Cancellation of Commitments30

Section 2.7.........................................................................................................Repayment31

Section 2.8...............................................................................Notes; Loan Accounts31

Section 2.9.....................................................................................Manner of Payment32

Section 2.10.............................................................................................Reimbursement36

Section 2.11.....................................................................................Pro Rata Treatment36

Section 2.12.......................................................................Application of Payments36

Section 2.13.........................All Obligations to Constitute One Obligation38

Section 2.14...................................................................Maximum Rate of Interest38

Section 2.15.....................................................................................Defaulting Lenders38

ARTICLE 3.................................................................................................[RESERVED]39

ARTICLE 4.......................................................CONDITIONS PRECEDENT39

Section 4.1.......................................Conditions Precedent to Effective Date39

Section 4.2.........................................Conditions Precedent to Funding Date42

Section 4.3.................................................................................Certain Funds Period43

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(continued)

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ARTICLE 5...................REPRESENTATIONS AND WARRANTIES44

Section 5.1...................................General Representations and Warranties44

Section 5.2...................Survival of Representations and Warranties, etc48

ARTICLE 6...INFORMATION AND GENERAL COVENANTS48

Section 6.1...................Quarterly Financial Statements and Information48

Section 6.2.........................Annual Financial Statements and Information48

Section 6.3...........................................................................Compliance Certificates49

Section 6.4.......................................................................................Additional Reports49

Section 6.5.......................Preservation of Existence and Similar Matters50

Section 6.6.....................................................Compliance with Applicable Law50

Section 6.7.....................................................................Maintenance of Properties50

Section 6.8...........................Accounting Methods and Financial Records50

Section 6.9.............................................................................................................Insurance50

Section 6.10.......................................................................................................[Reserved]50

Section 6.11.............................................................Payment of Taxes and Claims50

Section 6.12...............................................................................Visits and Inspections51

Section 6.13.....................................................................................Further Assurances51

Section 6.14.................................................Indemnity; Limitation on Damages51

Section 6.15.............................................................................Environmental Matters52

Section 6.16...................................................Anti-Corruption Laws; Sanctions52

ARTICLE 7.............................................................NEGATIVE COVENANTS53

Section 7.1...........................................................................................................................Liens53

Section 7.2.........................................................................................................Investments53

Section 7.3...................................................................................Affiliate Transactions53

Section 7.4Mergers and Consolidations; Sale of Substantially all Assets; Conduct of Business; Acquisitions54

Section 7.5...........................................................................Amendment and Waiver54

Section 7.6.............................................................................Restrictive Agreements54

Section 7.7.............................................................................................Use of Proceeds55

Section 7.8...................................................................................Accounting Changes55

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(continued)

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Section 7.9.............................................................................Government Regulation55

Section 7.10.....................................................................................Financial Covenant55

Section 7.11.................................................................................Priority Indebtedness55

ARTICLE 8.........................................................................................................DEFAULT56

Section 8.1...........................................................................................Events of Default56

Section 8.2.............................................................................................................Remedies57

ARTICLE 9.............................................THE ADMINISTRATIVE AGENT58

Section 9.1...................................Appointment of the Administrative Agent58

Section 9.2...........................Nature of Duties of the Administrative Agent58

Section 9.3.........................Lack of Reliance on the Administrative Agent59

Section 9.4.................................Certain Rights of the Administrative Agent59

Section 9.5.............................................Reliance by the Administrative Agent59

Section 9.6...........The Administrative Agent in its Individual Capacity59

Section 9.7.........................................................Successor Administrative Agent59

Section 9.8.............................................................................................Withholding Tax60

Section 9.9.........The Administrative Agent May File Proofs of Claim60

Section 9.10...............................................................................................Indemnification61

Section 9.11.............Authorization to Execute Other Loan Documents61

Section 9.12.......................................................................................................[Reserved]61

Section 9.13.......................................................................................................[Reserved]61

Section 9.14.................................................................................Erroneous Payments61

ARTICLE 10...............................................................................MISCELLANEOUS63

Section 10.1...................................................................................................................Notices63

Section 10.2...........................................................................................................Expenses65

Section 10.3...................................................................................................................Waivers66

Section 10.4.....................................................................................................................Set-Off66

Section 10.5.......................................................................................................Assignment67

Section 10.6...................................................................................................Counterparts69

Section 10.7...............................................................Under Seal; Governing Law69

Section 10.8.......................................................................................................Severability70

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(continued)

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Section 10.9.................................................................................................................Headings70

Section 10.10.........................................................................................Source of Funds70

Section 10.11.......................................................................................Entire Agreement70

Section 10.12...................................................................Amendments and Waivers70

Section 10.13...................................................................................Other Relationships71

Section 10.14...........................................................................................................Pronouns71

Section 10.15.........................................................................................................Disclosure72

Section 10.16.........................................................................Replacement of Lender72

Section 10.17.............Confidentiality; Material Non-Public Information72

Section 10.18...............................Revival and Reinstatement of Obligations73

Section 10.19.......................................................................Contribution Obligations73

Section 10.20.................................No Advisory or Fiduciary Responsibility74

Section 10.21.......................................................................................................[Reserved]74

Section 10.22.......................................................................................................Patriot Act74

Section 10.23Acknowledgement and Consent to Bail-In of Affected Financial Institutions74

ARTICLE 11INABILITY TO DETERMINE INTEREST RATES; YIELD PROTECTION75

Section 11.1Inability to Determine Interest Rates; Benchmark Replacement Setting75

Section 11.2...................................................................................................................Illegality77

Section 11.3.............................................................................................Increased Costs77

Section 11.4.............................................................................Effect On Other Loans78

Section 11.5.........................................................................................Capital Adequacy78

ARTICLE 12JURISDICTION, VENUE AND WAIVER OF JURY TRIAL79

Section 12.1...............................................Jurisdiction and Service of Process79

Section 12.2.......................................................................................Consent to Venue79

Section 12.3...................................................................................Waiver of Jury Trial79

Section 12.4.........................................................................................Flood Provisions80

Section 12.5.....Acknowledgement Regarding Any Supported QFCs81

Section 12.6.................................................................................Electronic Signatures82

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(continued)

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Section 12.7.........................................................................Certain ERISA Matters82

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(continued)

EXHIBITS

Exhibit A-Form of Administrative Questionnaire

Exhibit B-Form of Assignment and Acceptance

Exhibit C-Form of Compliance Certificate

Exhibit D-Form of Notice of Conversion/Continuation

Exhibit E -Form of Request for Loan

Exhibit F-[Reserved]

Exhibit G-Form of Loan Note

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(continued)

SCHEDULES

Annex IPricing Grid

Schedule 1.1(a)Commitment Percentages

Schedule 1.1(b)Permitted Liens

Schedule 5.1(c)Subsidiaries

Schedule 5.1(l)ERISA

Schedule 5.1(t)Environmental Matters

Schedule 7.2Permitted Investments

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) dated as of June 30, 2021, is by and among VULCAN MATERIALS COMPANY, a New Jersey corporation (the “Borrower”), the financial institutions party hereto from time to time as Lenders, and TRUIST BANK, as the Administrative Agent, with TRUIST SECURITIES, INC., as Left Lead Arranger and Bookrunner, WELLS FARGO SECURITIES, LLC, U.S. BANK NATIONAL ASSOCIATION, REGIONS CAPITAL MARKETS, INC., A DIVISION OF REGIONS BANK, and BANK OF AMERICA, N.A., as Joint Lead Arrangers and Bookrunners.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders make available to it the Commitments, Loans and other financial accommodations set forth herein on the terms and conditions set forth herein; and

WHEREAS, the Administrative Agent and the Lenders are willing to make the requested Commitments, Loans and other financial accommodations available to the Borrower upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS, ACCOUNTING PRINCIPLES AND
OTHER INTERPRETIVE MATTERS

Section 1.1Definitions.  For the purposes of this Agreement:

“2007 Indenture” shall mean that certain Senior Debt Indenture dated as of December 11, 2007, by and among the Borrower and Wilmington Trust Company, a corporation duly organized and existing under the laws of the State of Delaware, as initial trustee (succeeded by Regions Bank, an Alabama banking corporation), supplemented by that certain First Supplemental Indenture, dated as of December 11, 2007, that certain Second Supplemental Indenture, dated as of June 20, 2008, that certain Third Supplemental Indenture dated as of February 3, 2009, that certain Fourth Supplemental Indenture dated as of June 14, 2011, that certain Fifth Supplemental Indenture dated as of March 30, 2015, that certain Sixth Supplemental Indenture dated as of March 14, 2017, that certain Seventh Supplemental Indenture dated as of June 15, 2017, that certain Eighth Supplemental Indenture dated as of February 23, 2018, and that certain Ninth Supplemental Indenture dated as of May 18, 2020.

“Account Debtor” shall mean any Person who is obligated to make payments in respect of an Account.

“Accounts” shall mean all “accounts,” as such term is defined in the UCC, of each Credit Party whether now existing or hereafter created or arising.

“Acquisition” shall mean (whether by purchase, exchange, merger or any other method) any acquisition of (a) any other Person, which Person shall then become consolidated with the Borrower or any

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Subsidiary of the Borrower, (b) all or substantially all of the assets of any other Person, or (c) assets that constitute a division or operating unit of any Person.

“Acquisition Consideration” shall mean the total consideration paid or payable (including, without limitation, any earn-out obligations and all Indebtedness assumed) with respect to an Acquisition.

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” shall mean Truist Bank, acting as administrative agent for the Lender Group, and any successor Administrative Agent appointed pursuant to Section 9.7.

“Administrative Agent Indemnified Person” shall have the meaning specified in Section 9.10.

“Administrative Agent’s Office” shall mean the office of the Administrative Agent located at ~~303~~3333 Peachtree ~~Street, 23rd~~Road NE, 10th Floor, Atlanta, Georgia ~~30308~~30326, Attention: Portfolio Manager, or such other office as may be designated by the Administrative Agent pursuant to the provisions of Section 10.1.

“Administrative Questionnaire” shall mean a questionnaire substantially in the form of Exhibit A.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or that is a director, officer, manager or partner of such Person.  For purposes of this definition, “control”, when used with respect to any Person, includes, without limitation, the direct or indirect beneficial ownership of ten percent (10%) or more of the outstanding Equity Interests of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” shall mean this Credit Agreement, together with all Exhibits and Schedules hereto in each case, as amended, restated, supplemented, or otherwise modified from time to time.

 “Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to any Credit Party and/or any Subsidiary of a Credit Party from time to time concerning or relating to bribery or corruption.

“Applicable Law” shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of Governmental Authorities applicable, whether by law or by virtue of contract, to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Applicable Margin” shall mean, with respect to Base Rate Loans, ~~Eurodollar~~SOFR Loans and the Ticking Fee, the percentages designated in the “Pricing Grid” attached hereto as Annex I, based on the Borrower’s Ratings.

The Applicable Margin shall be based on the higher of the two highest Ratings so long as such two Ratings are within one level of each other; if such two Ratings differ by more than one level, the Applicable

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Margin shall be based on the Rating that is one level lower than the highest Rating.  If only one Rating Agency is providing a Rating, the Applicable Margin shall be determined by such Rating.  Each change in the Applicable Margin resulting from a change in any Rating shall be effective as of the second Business Day following the date on which it is first announced by the applicable Rating Agency.

If (i) all of the Rating Agencies shall cease to be in the business of rating corporate debt obligations or (ii) the Administrative Agent or the Borrower reasonably requests due to a material change in the rating system of a Rating Agency that is then providing a Rating, the Borrower, the Administrative Agent and the Lenders shall negotiate in good faith to amend this definition and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the Rating(s) most recently in effect prior to such cessation or change.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity that administers or manages a Lender.

“Assignment and Acceptance” shall mean an Assignment and Acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B, or any other form approved by the Administrative Agent.

“Authorized Signatory” shall mean, with respect to any Credit Party, such senior personnel of such Credit Party as may be duly authorized and designated in writing to the Administrative Agent by such Credit Party to execute documents, agreements, and instruments on behalf of such Credit Party.

“Available Tenor”  ~~means~~shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or ~~payment period for interest calculated with reference to such Benchmark, as applicable,~~component thereof) that is or may be used for determining the length of ~~a Eurodollar Loan Period~~an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “~~Eurodollar Loan~~Interest Period” pursuant to ~~clause (f) of~~ Section 11.1(e).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as now or hereafter amended, and any successor statute.

“Base Rate” shall mean the highest rate, determined on a daily basis (any changes in such rates to be effective as of the date of such changes) of (a) the Administrative Agent’s per annum “prime lending rate”, (b) the Federal Funds Rate plus one-half of one percent (0.50%) per annum and (c) ~~the Eurodollar~~

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~~Rate for a Eurodollar Loan Period of~~Adjusted Term SOFR for a one ~~(1)~~ month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1.00%) per annum; provided that if ~~the Eurodollar Rate~~Term SOFR is unavailable and Base Rate determined in accordance with the foregoing would otherwise be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.  The Administrative Agent’s “prime lending rate” is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make loans at rates of interest at, above, or below the Administrative Agent’s “prime lending rate”. Each change in the Administrative Agent’s “prime lending rate” shall be effective from and including the date such change is publicly announced as being effective.

“Base Rate Loan” shall mean a Loan that bears interest determined by reference to the Base Rate.

“Base Rate Term SOFR Determination Day” shall have the meaning set forth the definition of “Term SOFR”.

“Benchmark”  ~~means~~shall mean, initially, the ~~Eurodollar~~Term SOFR Reference Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to the ~~Eurodollar~~Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” ~~means~~shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~clause~~ Section 11.1(b) ~~or clause (c) of Section 11.1~~.

“Benchmark Replacement” ~~means, for any Available Tenor~~shall mean with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

~~(1)the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(~~2~~1)  the sum of: (a) Daily Simple SOFR and (b) ~~the related Benchmark Replacement Adjustment~~0.10% (10 basis points); or

(~~3~~2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~for~~to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment~~;~~.

~~provided that, in the case of clause (1), Term SOFR is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~  If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

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~~“Benchmark Replacement Adjustment”  means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Eurodollar Loan Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Eurodollar Loan Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Eurodollar Loan Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2)for purposes of clause (3) of the definition of~~ “Benchmark Replacement~~,”~~ Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower ~~for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities~~;~~ at such time.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

~~“Benchmark Replacement Conforming Changes”  means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Eurodollar Loan Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

“Benchmark Replacement Date”  ~~means~~shall mean a date determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event~~,~~”, the later of

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(a) the date of the public statement or publication of information referenced therein~~;~~   and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event~~,~~”, the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein; or~~in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 11.1(c); or~~

~~(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”  ~~means~~shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

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(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”  ~~means~~shall mean, the period (if any) (x) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.1 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.1.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” shall have the meaning specified in the preamble.

“Business Day” shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of North Carolina or the State of New York or is a day on which banking institutions located in such state are closed~~;  provided,  however, that when used with reference to a Eurodollar Loan (including the making, continuing, prepaying or repaying of any Eurodollar Loan), the term “Business Day” shall also exclude any day in which banks are not open for dealings in deposits of Dollars on the London interbank market.~~ .

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars, with the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” has a corresponding meaning).

“Cash Equivalents” shall mean short-term investments made in conformity with the Borrower’s investment policies delivered to the Administrative Agent on or prior to the Revolving Credit Agreement Closing Date, with such changes thereto as the board of directors of the Borrower (or any designee to whom such approval right may have been delegated by such board of directors) may approve from time to time.

“Certain Funds Period” shall have the meaning specified in Section 4.3.

“Change in Control” shall mean the occurrence of one or more of the following events:  (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the SEA), becomes the beneficial owner (as defined in Rule 13d-3 under the SEA), directly or indirectly, of 30%, or more, of the Equity Interests of the Borrower having the right to vote for the election of members of the board of directors of the Borrower; (b) as of any date a majority of the board of directors of the Borrower consists (other than vacant seats) of individuals who were not either (i) directors of the Borrower as of the Revolving Credit Agreement Closing Date, (ii) selected, nominated or approved to become directors by the board of directors

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of the Borrower of which a majority consisted of individuals described in clause (i), or (iii) selected or nominated to become directors by the board of directors of the Borrower of which a majority consisted of individuals described in clause (i) and individuals described in clause (ii), or (c) any “change of control” occurs under any document evidencing any Indebtedness of any Credit Party with an outstanding principal amount in excess of $100,000,000, other than any “change of control” resulting from any “dead hand proxy put” provision.

“Change in Law” shall mean the occurrence, after the Effective Date or, in the case of a Participant, after the date on which it acquires its participation, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, to the extent not prohibited by Applicable Law, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” shall mean, as of any date of determination, the several obligations of the Lenders to make advances to the Borrower, in accordance with their respective Commitment Percentages.  As of the Effective Date, the Commitment is $1,600,000,000.

“Commitment Percentage” shall mean, with respect to each Lender, the percentage equivalent of the ratio which such Lender’s portion of the Commitment bears to the Commitment (as each may be adjusted from time to time as provided herein); provided, that if the Commitment has terminated or expired, the Commitment Percentages shall be determined based upon the Commitment most recently in effect, giving effect to any assignments.  As of the Effective Date, the Commitment Percentage of each Lender is as set forth (together with Dollar amount thereof) on Schedule 1.1(a).

“Commitment Termination Date” shall mean the earliest of (i) the consummation of the USCR Acquisition without drawing any Loans hereunder, (ii) the date on which the USCR Acquisition Agreement is terminated in accordance with its terms or the Borrower informs the Administrative Agent in writing that it has abandoned its pursuit of the USCR Acquisition and (iii) 11:59 p.m. (New York City time) on the date that is five (5) Business Days following the Outside Date (as defined in the USCR Acquisition Agreement as in effect on the USCR Acquisition Agreement Effective Date), as may be in extended in accordance with the terms of the USCR Acquisition Agreement as in effect on the USCR Acquisition Agreement Effective Date.

“Compliance Certificate” shall mean a certificate executed by a Financial Officer of the Borrower as required by Section 6.3 substantially in the form of Exhibit C.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or

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prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Net Tangible Assets” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 or 6.2, (a) the book value of all assets minus (b) (i) the book value of all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (ii) all current liabilities.

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Credit Parties” shall mean, collectively, (a) the Borrower and (b) any Subsidiary that becomes a Credit Party as contemplated by Section 7.11; and “Credit Party” shall mean any one of the Credit Parties.

“Credit Party Payments” shall have the meaning specified in Section 2.9(b).

“Daily Simple SOFR”  ~~means~~shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Default” shall mean an event, condition or default which, with the giving of notice, the passage of time or both would become an Event of Default.

“Default Rate” shall mean a simple per annum interest rate equal to, with respect to all outstanding Obligations, the sum of (a) the applicable Interest Rate Basis, if any, with respect to the applicable Obligation, plus (b) the Applicable Margin for such Interest Rate Basis, plus (c) two percent (2.00%); provided,  however, that (i) as to any ~~Eurodollar~~SOFR Loan outstanding on the date that the Default Rate becomes applicable, the Default Rate shall be based on the then applicable ~~Eurodollar Basis~~Adjusted Term SOFR until the end of the current ~~Eurodollar Loan~~Interest Period and thereafter the Default Rate shall be based on the Base Rate as in effect from time to time, and (ii) as to any Base Rate Loan outstanding on the date that the Default Rate becomes applicable, the Default Rate shall be based on the Base Rate as in effect from time to time.

“Defaulting Lender” shall mean, subject to Section 2.15, any Lender that (a) has failed to (i) fund all or any portion of the Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other

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amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, at any time after the Effective Date, (i) become the subject of a proceeding under the Bankruptcy Code or any other bankruptcy law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental entity so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental entity) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent and the Borrower that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15) upon delivery by the Administrative Agent of written notice of such determination to the Borrower and each Lender.

“Disqualified Equity Interests” shall mean, with respect to any Person, any Equity Interest that by its terms (or by the terms of any other Equity Interest into which it is convertible or exchangeable) or otherwise (a) matures (other than as a result of a voluntary redemption or repurchase by the issuer of such Equity Interest) or is subject to mandatory redemption or repurchase (other than solely for Equity Interests that are not Disqualified Equity Interests) pursuant to a sinking fund obligation or otherwise, including at the option of the holder thereof (except as a result of a change of control or asset sale so long as any rights of the holder thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior payment in full of the Obligations (other than any Obligations which expressly survive termination) and termination of the Commitments); or (b) is convertible into or exchangeable or exercisable for Indebtedness or any Disqualified Equity Interest at the option of the holder thereof, in each case specified in (a) or (b) above on or prior to the date that is one hundred twenty (120) days after the Maturity Date; or (c) provides for mandatory payments of dividends to be made in cash.

“Dollars” or “$” shall mean the lawful currency of the United States of America.

“Domestic Subsidiary” shall mean any direct or indirect Subsidiary that is organized and existing under the laws of the US or any state or commonwealth thereof or under the laws of the District of Columbia.

~~“Early Opt-in Election” means, if the then-current Benchmark is the Eurodollar Rate, the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as~~

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~~originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the Eurodollar Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EBITDA” shall mean, as determined for any period on a consolidated basis for the Borrower and its Subsidiaries, an amount equal to the sum of (a) net income plus (b) to the extent deducted in determining net income, and without duplication, the sum of (i) any non-recurring losses/charges (including, without limitation, those related to the modification or extinguishment of debt), (ii) Interest Expense and non-cash interest expense, (iii) income tax expense (but not benefit), and (iv) depreciation, depletion, accretion and amortization expense minus (c) to the extent added in determining net income, (i) any non-recurring gains and (ii) income tax benefit.

Notwithstanding the foregoing, (a) EBITDA shall exclude any equity interest in the losses or unremitted earnings of any person that is not a Subsidiary, and (b) the maximum amount of non-recurring cash losses and/or charges that may be added to EBITDA shall not exceed ten percent (10%) of EBITDA (determined without giving effect to the addition of any non-recurring cash losses/charges in the calculation thereof).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean June 30, 2021.

“Eligible Assignee” shall mean (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; or (d) any other Person approved by (i) the Administrative Agent and (ii) unless an Event of Default exists, the Borrower, such approvals not to be unreasonably withheld or delayed; provided,  however, that if the consent of the Borrower is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 10.5(b)), the Borrower shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day; provided, further, that in no event shall an “Eligible Assignee” include (A) any of the Credit Parties, any of their Subsidiaries or any of their Affiliates, (B) any Defaulting Lender, or (C) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

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“Environmental Laws” shall mean, collectively, any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct or requirements concerning environmental protection matters, including without limitation, Hazardous Materials and their effects on human health, as now or may at any time during the term of this Agreement be in effect, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Marine Protection, Research and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; those portions of the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. concerning Hazardous Materials exposure; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right to Know Act (“CERCLA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq., and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.

“Environmental or Mining Permit” shall mean any permit, license, approval, consent or other authorization by or from a Governmental Authority required for surface or subsurface mining, quarrying, dredging, drilling and similar or related operations and activities, or reclamation or otherwise required under Environmental Laws or Mining Laws.

“Equity Interests” shall mean, as applied to any Person, any capital stock, membership interests, partnership interests or other equity interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character  (including, without limitation, “put” rights) with respect thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Effective Date and as such Act may be amended thereafter from time to time.

“ERISA Affiliate” shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) that together with such Credit Party, are treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean, with respect to any Credit Party or any ERISA Affiliate, (i) the imposition of a Lien by the PBGC under Section 4068 of ERISA against any Credit Party or any ERISA Affiliate; (ii) the failure of any Credit Party or any ERISA Affiliate to pay when due any amount which it shall have become liable to pay to the PBGC, to a Title IV Plan under Title IV of ERISA or to a Multiemployer Plan; (iii) the filing of a notice of intent to terminate a Title IV Plan or a Multiemployer Plan under Sections 4041 or 4041A of ERISA;  or (iv) the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan.

“Erroneous Payment” shall have the meaning specified in Section 9.14(a).

“Erroneous Payment Deficiency Assignment”  shall have the meaning specified in Section 9.14(d).

“Erroneous Payment Impacted Class”  shall have the meaning specified in Section 9.14(d).

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“Erroneous Payment Return Deficiency”  shall have the meaning specified in Section 9.14(d).

“Erroneous Payment Subrogation Rights”  shall have the meaning specified in Section 9.14(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar Basis” shall mean, with respect to each Eurodollar Loan Period, a simple per annum interest rate equal to the quotient of (a) the Eurodollar Rate divided by (b) one (1) minus the Eurodollar Reserve Percentage, stated as a decimal.  The Eurodollar Basis shall remain unchanged during the applicable Eurodollar Loan Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage.~~

~~“Eurodollar Loan” shall mean a Loan that bears interest determined by reference to the Eurodollar Rate (other than pursuant to clause (c) of the definition of “Base Rate”).~~

~~“Eurodollar Loan Period” shall mean, for each Eurodollar Loan, each one (1), three (3) or six (6) month period, as selected by the Borrower pursuant to Section 2.3, during which the applicable Eurodollar Rate (but not the Applicable Margin) shall remain unchanged.  Notwithstanding the foregoing, however, (a) any applicable Eurodollar Loan Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Eurodollar Loan Period shall end on the next preceding Business Day; (b) any applicable Eurodollar Loan Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Loan Period is to end shall (subject to clause (i) above) end on the last day of such calendar month; and (c) no Eurodollar Loan Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrower under Section 2.7.~~

~~“Eurodollar Rate” shall mean, with respect to any Eurodollar Loan for any Eurodollar Loan Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Eurodollar Loan Period by reference to the ICE Benchmark Administration (or any successor thereto) Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration (or any successor thereto) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Eurodollar Loan Period (the “Screen Rate”); provided that (x) to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Eurodollar Loan Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Eurodollar Loan Period, and (y) if the interest rate for any Eurodollar Loan determined pursuant to this definition is less than zero, then the Eurodollar Rate for such Eurodollar Loan shall be deemed to equal zero.~~

~~“Eurodollar Reserve Percentage” shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next one one-hundredth of one percent (1/100th of 1%)) in effect on any day to which the Administrative Agent is subject with respect to the Eurodollar Basis, pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) (“Regulation D”) with respect to Eurocurrency Liabilities (as that term is defined in Regulation D).  Eurodollar Loans shall be deemed to constitute~~

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~~Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent under Regulation D.  The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.  The Eurodollar Basis for any Eurodollar Loan shall be adjusted as of the effective date of any changes in the Eurodollar Reserve Percentage.~~

“Event of Default” shall mean any of the events specified in Section 8.1.

“Excluded Taxes” shall mean any of the following taxes imposed on or with respect to a recipient or required to be withheld or deducted from a payment to a recipient, (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) taxes described in Section 2.9(b)(vii), (c) taxes attributable to such recipient’s failure to comply with Section 2.9(b)(vi) and (d) any U.S. federal withholding taxes imposed under FATCA.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, “H.15(519)”) on the preceding Business Day opposite the caption “Federal Funds (Effective)”; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 12:00 noon (Charlotte, North Carolina time) on that day by each of three (3) leading brokers of Federal funds transactions in New York, New York selected by the Administrative Agent; provided that if the Federal Funds Rate determined in accordance with the foregoing would otherwise be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Final Ticking Fee Payment Date” shall have the meaning specified in Section 2.5(b).

“Financial Covenant” shall mean the financial covenant set forth in Section 7.10.

“Financial Officer” shall mean each chief financial officer, treasurer, director of treasury, assistant treasurer or any Person having comparable responsibilities with respect to such offices, of the Borrower.

“Fitch” shall mean Fitch, Inc., or any successor thereto.

“Flood Insurance Laws” shall mean, collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and  the Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto, (b) the  Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto and (c) the Biggert–Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

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“Floor”  ~~means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Eurodollar Rate.~~shall mean a rate of interest equal to 0.00%.

“Foreign Lender” shall have the meaning specified in Section 2.9(b)(vi).

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fund” shall mean any Person that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Date” shall mean the date on which the USCR Acquisition is consummated, the conditions specified in Section 4.2 are satisfied (or waived in accordance with Section 10.12), and the Loans hereunder are funded (which date, for the avoidance of doubt, shall be a Business Day).

“GAAP” shall mean generally accepted accounting principles and practices in effect from time to time.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

“Guaranty” or “guaranteed,” as applied to an obligation (a “primary obligation”), shall mean (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any obligation of any Person, whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such primary obligation or (B) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof.    The amount of any Guaranty shall be the maximum amount for which the guarantor may be liable pursuant to the terms of such Guaranty instrument; and if such amounts are not determinable, the maximum reasonably anticipated liability in respect thereof, as determined by such guarantor in good faith.

“Hazardous Materials” shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), and friable asbestos containing materials defined or regulated as such in or under any Environmental Law.

“Hedge Transaction” shall mean any transaction which provides for an interest rate, credit or equity swap, cap, floor, collar, forward currency transaction, currency swap, cross currency rate swap, currency option, commodity hedges or any combination of, or option with respect to, these or similar transactions.

“Immaterial Subsidiary” shall mean any Subsidiary of the Borrower whose assets constitute less than one percent (1%) of Consolidated Net Tangible Assets; provided that no Subsidiary that is a borrower or guarantor of, or otherwise obligated under, any Indebtedness for borrowed money shall constitute an Immaterial Subsidiary.

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“Indebtedness” of any Person shall mean, without duplication, (a) any obligation for borrowed money, including, without limitation, the Obligations, (b) any obligation evidenced by bonds, debentures, notes or other similar instruments, (c) any obligation in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on terms customary in the trade), (d) any obligation under any conditional sale or other title retention agreement(s) relating to property acquired, (e) any capitalized lease obligations, (f) any obligation in respect of drawn letters of credit, acceptances, or similar extensions of credit which have not been reimbursed and surety bonds (including, without limitation, reclamation bonds) for which a claim has been paid by the applicable surety and reimbursement of such claim remains outstanding, (g) any Guaranty of the type of indebtedness described in clauses (a) through (f) above, (h) all indebtedness of a third party secured by any lien on property owned by such Person, whether or not such indebtedness has been assumed by such Person, (i) any obligations, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests, (j) any off-balance sheet obligation created, in lieu of borrowing money, through asset securitization programs, synthetic leases, or other similar transactions, and (k) any obligation under any Hedge Transaction (calculated as the amount of net payments such Person would have to make if an early termination thereof occurred on the date the Indebtedness of such Person was being determined); provided,  however, that, notwithstanding anything in GAAP to the contrary, the amount of all obligations shall be the full face amount of such obligations, except with respect to the obligations in clause (k), which shall be calculated in the manner set forth in clause (k).

“Indemnified Person” shall mean each Administrative Agent Indemnified Person, each member of the Lender Group, each Affiliate thereof, each of their respective employees, representatives, officers, members, partners, directors, agents, consultants, counsel, accountants, and advisors, and each of their respective successors and assigns.

“Indemnified Taxes” shall have the meaning set forth in Section 2.9(b).

“Intellectual Property” shall mean all intellectual and similar Property including (a) inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software, and databases; (b) all embodiments or fixations thereof and all related documentation, applications, registrations, and franchises; (c) all licenses or other rights to use any of the foregoing; and (d) all books and records relating to the foregoing.

“Interest Expense” shall mean, as determined for any period on a consolidated basis for the Borrower and its Subsidiaries, net cash interest expense plus (i) capitalized interest and (ii) Letter of Credit (as defined in the Revolving Credit Agreement) fees.

“Interest Period” shall mean with respect to any SOFR Loan, a period of one (1), three (3) or six (6) months (in each case, subject to the availability thereof); provided that:

(a)the initial Interest Period for such Loan shall commence on the date of such Loan, and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the immediately preceding Interest Period expires;

(b)if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the immediately preceding Business Day;

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(c)any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month;

(d)no Interest Period may extend beyond the Maturity Date; and

(e)no tenor that has been removed from this definition pursuant to Section 11.1(e) shall be available for specification in any Request for Loan or Notice of Conversion/Continuation.

“Interest Rate Basis” shall mean the Base Rate or ~~the Eurodollar Basis~~Adjusted Term SOFR, as applicable.

“Investment” shall mean, with respect to any Person, (i) Cash Equivalents, (ii) any loan, advance or extension of credit to, or any Guaranty with respect to the Indebtedness or other obligations of, any other Person (other than intercompany loans, advances or extensions of credit arising in connection with intercompany cash pooling arrangements, intercompany asset transfers, and the intercompany provision of goods and services, in each case, in the ordinary course of business and on an arm’s-length basis), or (iii) any purchase or other acquisition of any Equity Interests of any other Person, other than any Acquisition.  In determining the aggregate amount of Investments outstanding at any particular time, (a) the amount of any Guaranty shall be the maximum amount for which the guarantor may be liable pursuant to the terms of the applicable Guaranty instrument; and if such amounts are not determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the Person providing such Guaranty, (b) there shall be deducted in respect of each such Investment any amount received as a return of principal or capital, (c) there shall not be deducted in respect of any Investment any amounts received as earnings, whether as dividends, interest or otherwise and (d) there shall not be deducted from or added to any Investments any decrease or increase, as the case may be, in the market value thereof.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Lead Arrangers” shall mean Truist Securities, Inc., Wells Fargo Securities, LLC, U.S. Bank National Association, Regions Capital Markets, Inc., a division of Regions Bank, and Bank of America, N.A.

“Lender Group” shall mean, collectively, the Administrative Agent and the Lenders.

“Lenders” shall mean those lenders whose names are set forth on the signature pages to this Agreement under the heading “Lenders” and any assignees of the Lenders who hereafter become parties hereto pursuant to and in accordance with Section 10.5 or 10.16; and “Lender” shall mean any one of the foregoing Lenders.

~~“LIBOR” shall have the meaning specified in Section 1.6.~~

“Lien” shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge agreement, assignment, charge, option, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind (including as a result of a third party’s ownership interest or other right with respect to any property that is commingled with such property) in respect of such property, whether or not choate, vested, or perfected; provided that, anything in the Loan Documents to the contrary notwithstanding, any encumbrance arising as a result of a VPP Purchaser’s

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ownership interest or other right with respect to any property that is commingled with property of a Credit Party or Subsidiary in connection with a VPP Transaction shall not be a Lien pursuant to this definition.

“Limited Conditionality Provision” shall have the meaning specified in Section 4.2.

“Loan Account” shall have the meaning specified in Section 2.8(b).

“Loan Documents” shall mean this Agreement, any Loan Notes, all Compliance Certificates, all Requests for Loan, all Notices of Conversion/Continuation, all fee letters executed in connection with this Agreement, and all other documents, instruments, certificates, and agreements executed or delivered in connection with this Agreement, all of the foregoing, as amended, restated, supplemented or otherwise modified from time to time.

“Loan Notes” shall mean, collectively, those certain promissory notes, dated as of the Effective Date, issued to each of the Lenders with a Commitment who requests such a promissory note by the Borrower, and any other promissory note issued by the Borrower to evidence the Loans pursuant to this Agreement, each substantially in the form of Exhibit G attached hereto, and any extensions, renewals, or amendments to, or replacements of, the foregoing.

“Loans” shall mean, collectively, the amounts advanced by the Lenders to the Borrower under the Commitment.

“Margin Stock” shall have the meaning specified in Section 5.1(q).

“Material Contracts” shall mean all contracts (other than the Loan Documents) to which the Borrower or any Material Subsidiary is or becomes a party as to which the breach, cancellation or failure to renew by any party thereto could reasonably be expected to have a Materially Adverse Effect.

“Material Subsidiary” shall mean any Subsidiary of the Borrower that is not an Immaterial Subsidiary; provided that no Foreign Subsidiary shall be a Material Subsidiary unless it is a borrower or guarantor of, or otherwise obligated under, any Indebtedness for borrowed money not described in clause (a) or (b) of Section 7.11.

“Materially Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature, a material adverse effect on (a) the business, financial condition, results of operations, or Properties of the Credit Parties and their Subsidiaries, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform any of their obligations under any Loan Document, or (c) the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document.

“Maturity Date” shall mean the earlier to occur of (a) ~~the date that is three years after the Funding Date~~August 26, 2026 and (b) such earlier date as payment of the Loans in full shall be due (whether by acceleration or otherwise).

“Mining Laws” shall mean any and all Applicable Laws governing surface or subsurface mining, quarrying, dredging, drilling and similar or related operations and activities.

“MNPI” shall have the meaning specified in Section 10.17(a).

“Moody’s” shall mean Moody’s Investor Service, Inc., or any successor thereto.

“MSHA” shall have the meaning specified in Section 5.1(u).

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“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions.

“Necessary Authorizations” shall mean all authorizations, consents, permits, approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any Governmental Authority whether Federal, state, local, and all agencies thereof, which are required for the incurrence or maintenance of the Obligations and the performance by the Credit Parties of their obligations under the Loan Documents and the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrower and its Subsidiaries, including, without limitation, Environmental or Mining Permits.

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Notice of Conversion/Continuation” shall mean a notice in substantially the form of Exhibit D.

“Obligations” shall mean all payment and performance obligations existing from time to time of the Credit Parties to the Lender Group, or any of them, under this Agreement and the other Loan Documents (including any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued and obligations pursuant to the Administrative Agent’s Erroneous Payment Subrogation Rights).

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any recipient, taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall have the meaning specified in Section 2.9(b)(ii).

“Participant” shall have the meaning specified in Section 10.5.

“Participant Register” has the meaning specified in Section 10.5(d).

“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

“Payment Date” shall mean the last day of each ~~Eurodollar Loan~~Interest Period for a SOFR Loan.

“Payment Recipient” shall have the meaning specified in Section 9.14(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean any Acquisition by the Borrower or any Subsidiary so long as:

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(a)any Person or assets acquired pursuant to such Acquisition shall be engaged in a line of business substantially similar, ancillary or related to, or a reasonable extension of, the businesses conducted by the Borrower and its Subsidiaries on the Effective Date;

(b)such Acquisition was not preceded by, or consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of the Borrower or any Subsidiary; and

(c)no Default or Event of Default shall exist or result therefrom.

“Permitted Liens” shall mean:

(a)(i) any Lien in favor of the Administrative Agent for the benefit of the Lender Group securing the Obligations, (ii) any Lien in favor of the Administrative Agent (as defined in the Revolving Credit Agreement) or any other member of the Lender Group (as defined in the Revolving Credit Agreement) on cash collateral to support Letter of Credit Obligations (as defined in the Revolving Credit Agreement) and (iii) any Lien in favor of the Administrative Agent (as defined in the Revolving Credit Agreement) for the benefit of the Lender Group (as defined in the Revolving Credit Agreement) securing the Obligations (as defined in the Revolving Credit Agreement), provided that, with respect to this clause (iii), to the extent any such Lien is granted, the Obligations hereunder shall be secured equally and ratably with such Obligations (as defined in the Revolving Credit Agreement);

(b)Liens for taxes, assessments, judgments, governmental charges or levies, or claims not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves (in accordance with GAAP) have been accrued so long as the unpaid taxes, interest and penalties secured by such Liens do not exceed $100,000,000 in the aggregate;

(c)Liens of landlords, carriers, warehousemen, mechanics, laborers, suppliers, workers, repairmen and materialmen arising by operation of law and incurred in the ordinary course of business for sums not overdue by more than sixty (60) days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves (in accordance with GAAP) have been accrued;

(d)Liens incurred in the ordinary course of business in connection with worker’s compensation and unemployment insurance or other types of social security benefits or retirement benefits;

(e)easements, rights-of-way, restrictions (including zoning or deed restrictions), and other similar encumbrances on the use of real property which do not interfere in any material respect with the ordinary conduct of the business of such Person or materially impair the value of such real property;

(f)Liens to secure the performance of bids, trade contracts, statutory or regulatory obligations, surety bonds, appeal bonds, performance bonds, reclamation bonds, and other obligations of a like nature, incurred in the ordinary course of business which are not past due, so long as such Liens secure obligations that in a face amount do not exceed 15% of Consolidated Net Tangible Assets in the aggregate;

(g)Liens on assets of the Borrower and its Subsidiaries existing as of the Effective Date which are set forth on Schedule 1.1(b);

(h)Negative pledges permitted under Section 7.6;

(i)deposits of cash or Cash Equivalents to secure bids, trade contracts, tenders, sales, leases, statutory or regulatory obligations, surety bonds, appeal bonds, performance bonds, reclamation

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bonds, and other obligations of a like nature in amount not to exceed $50,000,000 in the aggregate at any time;

(j)(i) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions arising as a matter of law; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Subsidiary in excess of those required by applicable banking regulations and (ii) Liens of a depositary, securities intermediary or other financial institution arising in the ordinary course of business under customary terms encumbering deposit or other funds maintained with such financial institutions that are within the general parameters customary in the applicable industry;

(k)Liens arising by virtue of precautionary Uniform Commercial Code financing statement filings (or similar filings under Applicable Law) regarding operating leases entered into in the ordinary course of business;

(l)Liens securing judgments not constituting an Event of Default under clause (i) of Section 8.1;

(m)Liens representing any interest or title of a licensor, lessor or sub licensor or sub lessor, or a licensee, lessee or sublicense or sub lessee, in the property subject to any lease, license or sublicense or concession agreement and entered into in the ordinary course of business;

(n)Liens securing Indebtedness that is assumed in connection with a Permitted Acquisition; provided that (i) such Indebtedness is not created in contemplation of such Permitted Acquisition and (ii) the aggregate principal amount of such Indebtedness shall not exceed $50,000,000 at any time;

(o)leases, licenses, subleases or sublicenses, including non-exclusive software licenses, granted to others by the Borrower or any of its Subsidiaries in the ordinary course of business that do not (i) interfere in any material respect with the businesses of the Borrower or any of its Subsidiaries or (ii) secure any Indebtedness; and

(p)Liens not otherwise permitted by the foregoing clauses (a) through (o) securing obligations in an aggregate outstanding principal amount not in excess of (determined at the time each such secured obligation is incurred, provided that secured obligations outstanding on the Revolving Credit Agreement Closing Date not justified by the foregoing clauses (a) through (o) but justified under this clause (p) shall be deemed to be incurred as of the Revolving Credit Agreement Closing Date) the greater of (i) 12.5% of Consolidated Net Tangible Assets or (ii) $300,000,000.

“Person” shall mean an individual, corporation, partnership, trust, joint stock company, limited liability company, unincorporated organization, other legal entity or joint venture or a government or any agency or political subdivision thereof.

“Plan” shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past six (6) years.

“Platform” shall mean Interlinks/Interagency, SyndTrak or another relevant website approved by the Administrative Agent.

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“Pro Forma Basis” shall mean the financial calculations of the Borrower and its consolidated Subsidiaries for the four (4) fiscal quarter period most recently ended adjusted as if any of the following transactions that occurred during such period had been consummated on the day prior to such period (based on historical results accounted for in accordance with GAAP, adjusted for any credit for acquisition related costs and savings to the extent expressly permitted pursuant to Article 11 of Securities and Exchange Commission Regulation S-X):

(a)Permitted Acquisitions and the USCR Acquisition;

(b)all material asset dispositions other than (i) any involuntary loss, damage or destruction of assets, (ii) any condemnation, seizure or taking of assets or other similar matters and (iii) dispositions between the Borrower and its consolidated Subsidiaries;

(c)Indebtedness as described in clauses (a) and (b) of the definition of “Indebtedness” (other than Revolving Loans (as defined in the Revolving Credit Agreement) and Indebtedness among the Borrower and its consolidated Subsidiaries) incurred or assumed; and

(d)Indebtedness as described in clauses (a) and (b) of the definition of “Indebtedness” (other than Revolving Loans (as defined in the Revolving Credit Agreement) and Indebtedness among the Borrower and its consolidated Subsidiaries) that is repaid or retired (at maturity or otherwise).

“Property” shall mean any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, inventory or other asset owned, leased or operated by the Credit Parties or their Subsidiaries (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Rating” shall mean on any date, the ratings for senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or Subsidiary and not supported by any other credit enhancement (or the equivalent thereof) as most recently publicly announced by a Rating Agency.

“Rating Agency” shall mean each of Moody’s, S&P and Fitch.

“Real Property” shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement or license and any other right to use or occupy real property, including any right arising by contract.

~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Eurodollar Rate, 11:00 a.m. (London time) on the day that is two (2) Business Days preceding the date of such setting, and (2) if such Benchmark is not the Eurodollar Rate, the time determined by the Administrative Agent in its reasonable discretion.~~

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors, legal counsel, consultants or other representatives of such Person and such Person’s Affiliates.

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“Relevant Governmental Body”  means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Request for Loan” shall mean any certificate signed by an Authorized Signatory of the Borrower requesting a Loan, which certificate shall be in substantially the form of Exhibit E.

“Required Lenders” shall mean, as of any date of calculation, Lenders the sum of whose unutilized portions of the Commitments, plus Loans exceeds fifty percent (50%) of the sum of all unutilized portions of the Commitments plus all Loans; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender’s Loans and unutilized portion of the Commitments shall be excluded for purposes of determining Required Lenders.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean each president, executive vice president, chief executive officer, chief financial officer, treasurer, secretary, general counsel, assistant general counsel, or Authorized Signatory, or any Person having comparable responsibilities with respect to such offices, of the Borrower.

“Revolving Credit Agreement” shall mean that certain Credit Agreement dated as of the Revolving Credit Agreement Closing Date, by and among the Borrower, the lenders from time to time party thereto, Truist Bank, successor by merger to SunTrust Bank, as administrative agent, and the other parties thereto, as amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Revolving Credit Agreement Closing Date” shall mean September 10, 2020.

“S&P” shall mean Standard ~~&~~and Poor’s ~~Ratings Group, a division of McGraw-Hill~~Financial Services, LLC, a subsidiary of S&P Global, Inc., ~~or~~and any successor thereto.

“Sanctioned Country” shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions including, without limitation, Crimea, Cuba, Iran, North Korea and Syria.

“Sanctioned Person” shall mean, at any time, (a) any Person that is the subject or target of any Sanctions, (b) any Person located, organized, operating or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) any other relevant sanctions authority.

~~“Screen Rate” shall have the meaning set forth in the definition of “Eurodollar Rate”.~~

“SEA” shall mean the Securities and Exchange Act of 1934 and the rules promulgated thereunder by the Securities and Exchange Commission, as amended from time to time or any similar Federal law then in force.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar Federal law then in force.

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“SOFR”  ~~means, with respect to any Business Day,~~shall mean a rate per annum equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.~~.

“SOFR Administrator”  ~~means~~shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

“SOFR Loan” shall mean a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Solvent” shall mean, as to any Person, that (a) the property of such Person, at a fair valuation on a going concern basis, will exceed its debt, (b) the capital of such Person will not be unreasonably small to conduct its business, and (c) no such Person will have incurred debts beyond its ability to pay such debts as they mature or will have intended to incur debts beyond its ability to pay such debts as they mature.  For purposes of this definition, “debt” shall mean any liability on a claim, and “claim” shall mean (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

“Specified Representations” shall mean the representations and warranties of the Borrower set forth in Section 5.1(a)(i) (solely as it relates to organizational existence), Section 5.1(b), Section 5.1(d)(ii) (solely as it relates to execution, delivery, performance and borrowing of Loans), clause (i) of the second sentence of Section 5.1(n) (solely as it relates to payment or bankruptcy Events of Default with respect to the Borrower), Section 5.1(q), Section 5.1(v), and the third sentence of Section 5.1(w) (solely as it relates to the Patriot Act, OFAC and the Foreign Corrupt Practices Act).

“Subsidiary” shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors’ qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding partnership interests or membership interests, as the case may be, is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.  For the avoidance of doubt, unless the context otherwise requires, the term “Subsidiary” shall include all direct and indirect Subsidiaries of any Person.  Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower.

“Term SOFR” shall mean,

(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of

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such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” shall mean a percentage equal to 0.10% per annum.

“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR~~” means, for the applicable Corresponding Tenor as of the applicable~~  Reference ~~Time,~~Rate” shall mean the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

~~“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or Early Opt-In Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 11.1 that is not Term SOFR.~~

“Ticking Fee” shall have the meaning specified in Section 2.5(b).

“Title IV Plan” shall mean a Plan, other than a Multiemployer Plan, that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA, that is covered by Title IV of ERISA or the minimum funding standard of Section 302 of ERISA or Section 412 of the Code and is sponsored or maintained by any Credit Party or any ERISA Affiliate or to which any Credit Party or any ERISA Affiliate contributes or has an obligation to contribute or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

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“Total Debt” shall mean, as of any date, all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis (excluding (a) Indebtedness of the type described in subsection (k) of the definition thereof and (b) any intercompany Indebtedness that is consolidated in accordance with GAAP).

“Total Leverage Ratio” shall mean the ratio of (a) Total Debt as of such date to (b) EBITDA for the four (4) consecutive fiscal quarters most recently ended.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”  means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Uniform Customs” shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

“US” or “United States” shall mean the United States of America.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“USCR” shall mean U.S. Concrete, Inc.

“USCR 2024 Notes” shall mean those certain 6.375% senior unsecured notes due 2024 issued by USCR pursuant to that certain Indenture, dated as of June 7, 2016, among USCR, as issuer, certain Subsidiaries of USCR, as subsidiary guarantors, and U.S. Bank National Association, as trustee, as supplemented by that certain Supplemental Indenture No. 1, dated as of October 12, 2016, that certain Supplemental Indenture No. 2, dated as of January 9, 2017, that certain Supplemental Indenture No. 3, dated as of November 2, 2017, that certain Supplemental Indenture No. 4, dated as of March 20, 2018, that certain Supplemental Indenture No. 5, dated as of June 22, 2018, that certain Supplemental Indenture No. 6, dated as of September 25, 2018, and that certain Supplemental Indenture No. 7, dated as of April 16, 2020, as in effect on the Effective Date.

“USCR 2029 Notes” shall mean those certain 5.125% senior unsecured notes due 2029 issued by USCR pursuant to that certain Indenture, dated as of September 23, 2020, among USCR, as issuer, certain

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Subsidiaries of USCR, as subsidiary guarantors, and U.S. Bank National Association, as trustee, as in effect on the Effective Date.

“USCR Acquisition” shall mean the acquisition by the Borrower of all of the issued and outstanding Equity Interests of USCR pursuant to the USCR Acquisition Agreement.

“USCR Acquisition Agreement” shall mean that certain Agreement and Plan of Merger, dated as of the USCR Acquisition Agreement Effective Date, among the Borrower, Grizzly Merger Sub I, Inc. and USCR, as amended, restated, supplemented, or otherwise modified from time to time, subject to Section 4.2(a).

“USCR Acquisition Agreement Effective Date” shall mean June 6, 2021.

“USCR Acquisition Agreement Representations” shall mean the representations made by or with respect to USCR and its Subsidiaries in the USCR Acquisition Agreement as are material to the interests of the Lenders and the Administrative Agent (in their capacities as such), but only to the extent that the Borrower or its applicable Affiliates have the right (taking into account any applicable cure provisions) to decline to consummate the USCR Acquisition or to terminate its or its applicable Affiliates’ obligations (or otherwise do not have an obligation to close) under the USCR Acquisition Agreement as a result of a breach of such representations in the USCR Acquisition Agreement.

“USCR Acquisition Consideration” shall mean the consideration for the USCR Acquisition set forth in the USCR Acquisition Agreement.

“VPP Purchaser” shall mean the Persons party to a VPP Transaction that are not Credit Parties or Subsidiaries of Credit Parties, in each case, together with their respective successors and assigns.

“VPP Transaction” shall mean any volumetric production payment transaction or similar transaction, including any transaction structured as a sale of property interests (including mineral reserves) in exchange for long-term periodic payments made by a Credit Party or a Subsidiary.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2Uniform Commercial Code.  Any term used in this Agreement which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document shall have the meaning given such term in the UCC.

Section 1.3Accounting Principles.  (a)  The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP consistently applied.  All accounting terms used herein without definition shall be used as defined

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under GAAP.  All financial calculations hereunder shall, unless otherwise stated, be determined for the Borrower on a consolidated basis with its Subsidiaries.  Notwithstanding the foregoing, (i) all financial covenants contained herein shall be calculated without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof or (ii) for all purposes of this Agreement and the other Loan Documents, including negative covenants, financial covenants and component definitions, GAAP will be deemed to treat operating leases and capital leases in a manner consistent with the treatment under GAAP as in effect prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of Accounting Standards Update No. 2016-02.

(b)If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and a Credit Party or the Required Lenders shall so request, the Administrative Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders the adjustments and reconciliations necessary to enable the Administrative Agent and each Lender to determine compliance with the Financial Covenant before and after giving effect to such change in GAAP.

(c)For the purposes of this Agreement and the other Loan Documents, the Total Leverage Ratio shall be calculated on a Pro Forma Basis.

Section 1.4Other Interpretive Matters.  The terms “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph, or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”  The section titles, table of contents, and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement or any Loan Document.  All schedules, exhibits, annexes, and attachments referred to herein are hereby incorporated herein by this reference.  All references to (a) statutes and related regulations shall include all related rules and implementing regulations and any amendments of same and any successor statutes, rules, and regulations; (b) “including” and “include” shall mean “including, without limitation,” regardless of whether “without limitation” is included in some instances and not in others (and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); and (c) all references to dates and times shall mean the date and time at the Administrative Agent’s notice address determined under Section 10.1, unless otherwise specifically stated.  All calculations of value of any Property, fundings of Loans and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of the Financial Covenant) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  No provision of any Loan Documents shall be construed or interpreted to the disadvantage of any party hereto by reason of such party’s having, or being deemed to have, drafted, structured, or dictated such provision.  A Default or Event of Default, if one occurs, shall “exist”, “continue” or be “continuing” until such Default or Event of Default, as applicable, has been waived in writing in accordance with Section 10.12. All terms used herein which are defined in Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

Section 1.5Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or

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liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 1.6~~LIBOR.  The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks could obtain short-term borrowings from one another in the London interbank market. On March 5, 2021, the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator, announced in a public statement the future cessation of the 35 LIBOR benchmark settings currently published by ICE Benchmark administration. This public statement constitutes a Benchmark Transition Event. To the extent the Maturity Date goes beyond the cessation dates indicated in the FCA’s announcement, an alternate rate of interest will be determined at the appropriate time in accordance with Section 11.1(b) for any applicable tenors of LIBOR.~~ Rates.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

~~Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 11.1(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 11.1(e), of any change to the reference rates upon which the interest rates on Eurodollar Loans are based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 11.1(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 11.1(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.~~

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ARTICLE 2

THE LOANS

Section 2.1Loans.  Subject to the terms and conditions of this Agreement, each Lender with a Commitment agrees severally to make Loans in an amount not exceeding such Lender’s Commitment in a single draw on the Funding Date; provided, that (i) the entire Commitment shall automatically terminate on the Funding Date upon the making of the Loans (regardless of whether all or only a portion of the Commitment is utilized) and (ii) if not sooner terminated, the entire Commitment shall automatically terminate upon the Commitment Termination Date.  Once repaid, Loans may not be reborrowed.

Section 2.2[Reserved].

Section 2.3Manner of Borrowing and Disbursement of Loans.

(a)Choice of Interest Rate, etc.  Any Loan ~~(including any initial Loan made on the Funding Date)~~ shall, at the option of the Borrower, be made either as a Base Rate Loan or as a ~~Eurodollar~~SOFR Loan; provided,  however, that (i) if the Borrower fails to give the Administrative Agent written notice specifying whether a ~~Eurodollar~~SOFR Loan is to be repaid, continued or converted on a Payment Date, such ~~Eurodollar~~SOFR Loan shall be converted to a Base Rate Loan on the Payment Date in accordance with Section 2.4(a)(iii) and (ii) the Borrower may not select a ~~Eurodollar~~SOFR Loan if, at the time of such Loan or at the time of the continuation of, or conversion to, a ~~Eurodollar~~SOFR Loan pursuant to Section 2.3(c), an Event of Default exists unless the Required Lenders so consent in writing.  Any notice given to the Administrative Agent in connection with a requested Loan hereunder shall be given to the Administrative Agent prior to 12:00 noon (Charlotte, North Carolina time) in order for such Business Day or U.S. Government Securities Business Day to count toward the minimum number of Business Days or U.S. Government Securities Business Days, as applicable, required.

(b)Base Rate Loans.

(i)Initial Loans.  The Borrower shall give the Administrative Agent in the case of Base Rate Loans irrevocable notice by telephone not later than 12:00 noon (Charlotte, North Carolina time) one (1) day prior to the date of such Loan and shall immediately confirm any such telephone notice with a written Request for Loan.

(ii)Repayments and Conversions.  The Borrower may (A) subject to Section 2.6, at any time without prior notice repay a Base Rate Loan or (B) upon at least three (3) U.S. Government Securities Business Days irrevocable prior written notice to the Administrative Agent in the form of a Notice of Conversion/Continuation, convert all or a portion of any Base Rate Loan to one or more ~~Eurodollar~~SOFR Loans.  Upon the date indicated by the Borrower, such Base Rate Loan shall be so repaid or converted.

(iii)Miscellaneous.  Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Base Rate Loan shall be in an amount of no less than $1,000,000 and in an integral multiple of $100,000 in excess thereof.

(c)~~Eurodollar~~SOFR Loans.

(i)Initial Loans.  The Borrower shall give the Administrative Agent in the case of ~~Eurodollar~~SOFR Loans irrevocable notice by telephone not later than 12:00 noon (Charlotte, North Carolina time) three (3) ~~days~~U.S. Government Securities Business Days

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prior to the date of such ~~Eurodollar~~SOFR Loan and shall immediately confirm any such telephone notice with a written Request for Loan.

(ii)Repayments, Continuations and Conversions.  At least three (3) U.S. Government Securities Business Days prior to each Payment Date for a ~~Eurodollar~~SOFR Loan, the Borrower shall give the Administrative Agent written notice in the form of a Notice of Conversion/Continuation specifying whether all or a portion of such ~~Eurodollar~~SOFR Loan is to be continued as one or more new ~~Eurodollar~~SOFR Loans and also specifying the new ~~Eurodollar Loan~~Interest Period applicable to each such new ~~Eurodollar~~SOFR Loan (and subject to the provisions of this Agreement, upon such Payment Date, such ~~Eurodollar~~SOFR Loan shall be so continued).  Upon such Payment Date, any ~~Eurodollar~~SOFR Loan (or portion thereof) not so continued shall be converted to a Base Rate Loan or be repaid.

(iii)Miscellaneous.  Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each ~~Eurodollar~~SOFR Loan shall be in an amount of no less than $1,000,000 and in an integral multiple of $1,000,000 in excess thereof, and at no time shall the aggregate number of all ~~Eurodollar~~SOFR Loans then outstanding exceed eight (8).

(d)[Reserved].

(e)Notification of Lenders.  Upon receipt of a (i) Request for Loan or a telephone or telecopy request for Loan or (ii) notice from the Borrower with respect to the prepayment of any outstanding ~~Eurodollar~~SOFR Loan prior to the Payment Date for such Loan, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of each Lender’s portion of any such Loan.  Each Lender shall, not later than 10:00 a.m. (Charlotte, North Carolina time) on the date specified for such Loan (under clause (i) above) in such notice, make available to the Administrative Agent at the Administrative Agent’s Office, or at such account as the Administrative Agent shall designate, the amount of such Lender’s portion of the Loan in immediately available funds.

(f)Disbursement.  Prior to 11:00 a.m. (Charlotte, North Carolina time) on the date of a Loan hereunder, the Administrative Agent shall, subject to the satisfaction (or waiver in accordance with Section 10.12) of the conditions set forth in Section 4.2, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by transferring the amounts so made available by wire transfer to a deposit account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option by effecting a wire transfer of such amounts to another deposit account designated by the Borrower to the Administrative Agent in a written Request for Loan. Unless the Administrative Agent shall have received notice from a Lender prior to 10:00 a.m. (Charlotte, North Carolina time) on the date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Loan, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Loan and the Administrative Agent may, in its sole and absolute discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent by 10:00 a.m. (Charlotte, North Carolina time) on the date of any Loan, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (x) for the first two (2) Business Days, at the Federal Funds Rate for such Business Days, and (y) thereafter, at the Base Rate.  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s portion of the applicable Loan for purposes of this Agreement and if

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both such Lender and the Borrower shall pay and repay such corresponding amount, the Administrative Agent shall promptly relend to the Borrower such corresponding amount.  If such Lender does not repay such corresponding amount immediately upon the Administrative Agent’s demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent.  The failure of any Lender to fund its portion of any Loan shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Loan on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

Section 2.4Interest.

(a)On Loans.  Interest on the Loans, subject to Sections 2.4(b) and (c), shall be payable as follows:

(i)On Base Rate Loans.  Interest on each Base Rate Loan shall be computed on the basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed and shall be payable quarterly in arrears on the first Business Day of each immediately following calendar quarter and on the Maturity Date (or the date of any earlier prepayment in full of the Obligations). Interest shall accrue and be payable on each Base Rate Loan at the simple per annum interest rate equal to the sum of (A) the Base Rate and (B) the Applicable Margin for Base Rate Loans.

(ii)On ~~Eurodollar~~SOFR Loans.  Interest on each ~~Eurodollar~~SOFR Loan shall be computed on the basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed and shall be payable in arrears on (x) the Payment Date, and (y) if the ~~Eurodollar Loan~~Interest Period is greater than three (3) months, on the last day of each three (3) month period ending prior to the Payment Date and on the Payment Date.  Interest on ~~Eurodollar~~SOFR Loans shall also be payable on the Maturity Date (or the date of any earlier prepayment in full of the Obligations).  Interest shall accrue and be payable on each ~~Eurodollar~~SOFR Loan at a rate per annum equal to the sum of (A) the ~~Eurodollar Basis~~Adjusted Term SOFR applicable to such ~~Eurodollar~~SOFR Loan and (B) the Applicable Margin for ~~Eurodollar~~SOFR Loans.

(iii)If No Notice of Selection of Interest Rate.  If the Borrower fails to give the Administrative Agent timely notice of its selection of the Base Rate or ~~a Eurodollar Basis~~the Adjusted Term SOFR, or if for any reason a determination of ~~a Eurodollar Basis~~the Adjusted Term SOFR for any Loan is not timely concluded, the Base Rate shall apply to such Loan.  If the Borrower fails to elect to continue any ~~Eurodollar~~SOFR Loan prior to the last Payment Date applicable thereto in accordance with the provisions of Section 2.3, as applicable, the Base Rate shall apply to such Loan commencing on and after such Payment Date.

(b)Upon Default.  During the existence of an Event of Default, interest on the Obligations shall, at the written request of the Required Lenders, accrue at the Default Rate; provided,  however, that the Default Rate shall automatically be deemed to have been invoked at all times when the Obligations have been accelerated or deemed accelerated pursuant to Section 8.1(g) or Section 8.1(h).  Interest accruing at the Default Rate shall be payable on demand and in any event on the Maturity Date (or the date of any earlier prepayment in full of the Obligations) and shall accrue until the earliest to occur of (i) waiver of the applicable Event of Default in accordance with Section 10.12, (ii) agreement by the Required Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.  The Lenders shall not be required to (A) accelerate the maturity of the Loans, (B) terminate

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the Commitments, or (C) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.

(c)Computation of Interest.  In computing interest on any Loan, the date of making the Loan shall be included and the date of payment shall be excluded; provided,  however, that if a Loan is repaid on the date that it is made, one (1) day’s interest shall be due with respect to such Loan.

(d)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.5Fees.

(a)Fee Letters.  The Borrower agrees to pay any and all fees that are set forth in any fee letter executed in connection with this Agreement at the times specified therein.

(b)Ticking Fee.  The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Commitment Percentages, from September 4, 2021 through the earliest of (i) the Funding Date, (ii) the Commitment Termination Date and (iii) such other date as the Commitment is reduced to zero (such earliest date, the “Final Ticking Fee Payment Date”), a ticking fee (“Ticking Fee”) on the daily Commitment, at the per annum rate determined daily in accordance with Annex I.  Such Ticking Fee shall be computed on the basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed, shall be payable in arrears on the first Business Day of each immediately following calendar quarter and, if then unpaid, on the Final Ticking Fee Payment Date.

(c)Computation of Fees; Additional Terms Relating to Fees.  In computing any fees payable under this Section 2.5, the first day of the applicable period shall be included and the date of the payment shall be excluded.  All fees payable under or in connection with this Agreement and the other Loan Documents shall be deemed fully earned when and as they become due and payable and, once paid, shall be non-refundable, in whole or in part.

Section 2.6Prepayment/Cancellation of Commitments.

(a)Any Base Rate Loan may be repaid in full or in part at any time, without premium, penalty or prior notice; and any ~~Eurodollar~~SOFR Loan may be prepaid without premium or penalty prior to the Payment Date, upon three (3) U.S. Government Securities Business Days prior written notice to the Administrative Agent, provided, that the Borrower shall reimburse each Lender, to the extent requested by such Lender, for any loss or reasonable out-of-pocket expense incurred by such Lender in connection with such prepayment, in accordance with Section 2.10.  Each notice of prepayment of any ~~Eurodollar~~SOFR Loan shall be irrevocable, and each prepayment shall include the accrued interest on the amount so prepaid.  Upon receipt of any notice of repayment or prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender’s portion of the repayment or prepayment.  All Loan prepayments shall be applied as directed by the Borrower at the time of such prepayment (or, in the absence of such direction, in the direct order of maturity).

(b)The Borrower shall have the right, at any time, upon at least three (3) Business Days prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce

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permanently all or a portion of the Commitment on a pro rata basis among the Lenders in accordance with their respective Commitment Percentages; provided, that any such partial reduction shall be made in an amount not less than (i) $25,000,000 or (ii) if the Commitment is less than $25,000,000 on the date of such partial reduction, the amount of the Commitment on such date. As of the date of cancellation or reduction set forth in such notice, the Commitment shall be permanently canceled or reduced to the amount stated in the Borrower’s notice for all purposes herein, and the Borrower shall immediately pay to the Administrative Agent for the account of the Lenders the Ticking Fee set forth in Section 2.5(b) accrued through the date of the reduction, with respect to the amount reduced, or cancellation.

(c)[Reserved].

(d)Upon at least three (3) Business Days’ prior written notice to Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Commitment of a Defaulting Lender, and in such event the provisions of Section 2.15 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided, that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent or any other Lender may have against such Defaulting Lender.

Section 2.7Repayment.  The Loans shall be due and payable in full in cash on the Maturity Date.

Section 2.8Notes; Loan Accounts.

(a)This Agreement evidences the obligation of the Borrower to repay the Loans and it is not necessary for a promissory note to be issued, however, upon request by any Lender, the Loans may be evidenced by a Loan Note.

(b)The Administrative Agent shall open and maintain on its books in the name of the Borrower a loan account with respect to the Loans and interest thereon (the “Loan Account”).  The Administrative Agent shall debit such Loan Account for the principal amount of each Loan made by it on behalf of the Lenders, accrued interest thereon, and all other amounts which shall become due from the Borrower pursuant to this Agreement and shall credit the Loan Account for each payment which the Borrower shall make in respect to the Obligations.  The records of the Administrative Agent with respect to such Loan Account shall be conclusive evidence of the Loans and accrued interest thereon, absent manifest error.

Section 2.9Manner of Payment.

(a)When Payments Due.

(i)Each payment (including any prepayment) by the Borrower on account of the principal, interest, fees, and any other amount owed to any member of the Lender Group under this Agreement or the other Loan Documents shall be made not later than 1:00 p.m. (Charlotte, North Carolina time) on the date specified for payment under this Agreement or any other Loan Document to the Administrative Agent at the Administrative Agent’s Office, for the account of the Lenders or the Administrative Agent, as the case may be, in Dollars in immediately available funds.  Any payment received by the Administrative Agent after 1:00 p.m. (Charlotte, North Carolina time) shall be deemed received on the next Business Day.  In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such

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Lender.  If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

(ii)Except as provided in the definition of “~~Eurodollar Loan~~Interest Period”, if any payment under this Agreement or any other Loan Document shall be specified to be made on a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

(b)No Deduction.

(i)Any and all payments of principal and interest, fees, indemnity or expense reimbursements, and any other amounts by any Credit Party hereunder or under any other Loan Documents (the “Credit Party Payments”) shall be made without setoff or counterclaim and free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings with respect to such Credit Party Payments and all interest, penalties or similar liabilities with respect thereto (excluding any Excluded Taxes, collectively, “Indemnified Taxes”).  If any Credit Party shall be required to deduct any Indemnified Taxes from or in respect of any sum payable to any member of the Lender Group hereunder or under any other Loan Document, (x) the sum payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(b)(i)), such member of the Lender Group shall receive an amount equal to the sum it would have received had no such deductions been made, (y) the applicable Credit Party shall make such deductions, and (z) the applicable Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(ii)In addition, the Credit Parties shall pay to the relevant Governmental Authority in accordance with Applicable Law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document excluding, however, such taxes, charges or levies imposed as a result of an assignment or participation (other than an assignment that occurs as a result of a request by the Borrower unless such Lender is being replaced due to its status as a Defaulting Lender) (such taxes being “Other Taxes”).

(iii)The Credit Parties shall indemnify the members of the Lender Group for the full amount of Indemnified Taxes and Other Taxes with respect to Credit Party Payments paid by such Person, and any liability (including penalties, interest and expenses (including reasonable attorney’s fees and expenses)) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority; provided, that the Credit Parties shall not be required to indemnify the Administrative Agent or any Lender for any amount pursuant to this Section 2.9(b) incurred more than six months prior to the date the Administrative Agent or such Lender notifies such Credit Party in writing of such amounts.  A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a member of the Lender Group or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes.  Such

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indemnification shall be made within thirty (30) days after the date the Administrative Agent or such member, as the case may be, makes written demand therefor.  If, in the reasonable determination of the Credit Parties, any such Indemnified Taxes or Other Taxes are incorrectly or illegally imposed or asserted by the relevant Governmental Authority, the members of the Lender Group shall, at the Credit Parties’ expense, use commercially reasonable efforts to cooperate with the Credit Parties to recover such Indemnified Taxes or Other Taxes, provided that no Lender Group member shall be required to do so if doing so would place such Lender Group member in a less favorable net after-tax position than such Lender Group member would otherwise have been in.  If any Indemnified Taxes or Other Taxes for which the Administrative Agent or any member of the Lender Group has received indemnification from a Credit Party hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to the Administrative Agent or such member, the Administrative Agent or such member, as the case may be, shall promptly forward to the applicable Credit Party any such refunded amount (after deduction of any Indemnified Tax or Other Tax paid or payable by any member of the Lender Group as a result of such refund), not exceeding the increased amount paid by the applicable Credit Party pursuant to this Section 2.9(b).

(iv)Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Credit Party to do so), (ii) any taxes attributable to such Lender’s failure to maintain a Participant Register as required by Section 10.5 and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the Borrower, as applicable, shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (iv).

(v)As soon as practicable after the date of any payment of Indemnified Taxes or Other Taxes by a Credit Party to the relevant Governmental Authority, the applicable Credit Party will deliver to the Administrative Agent, at its address, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

(vi)Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup

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withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.9(b)(vi)(A)-(C) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Without limiting the generality of the foregoing:

(A)On or prior to the Effective Date (or, in the case of any Lender that becomes a party to this Agreement pursuant to an Assignment and Acceptance, on or prior to the effective date of such Assignment and Acceptance), each Lender which is organized in a jurisdiction other than the United States or a political subdivision thereof (a “Foreign Lender”) shall provide each of the Administrative Agent and the Borrower with either (A) two (2) properly executed originals of Form W-8ECI, Form W-8BEN, and Form W-8BEN-E (or any successor forms) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, as the case may be, certifying (1) as to such Foreign Lender’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Foreign Lender hereunder and under any other Loan Documents or (2) that all payments to be made to such Foreign Lender hereunder and under any other Loan Documents are subject to such taxes at a rate reduced to zero by an applicable tax treaty, or (B)(1) a certificate executed by such Lender certifying that such Lender is not a “bank” and that such Lender qualifies for the portfolio interest exemption under Section 881(c) of the Code, and (2) two (2) properly executed originals of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor form), in each case, certifying such Lender’s entitlement to an exemption from United States withholding tax with respect to payments of interest to be made hereunder or under any other Loan Documents.

(B)Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.  Each such Lender agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower.

(C)In addition, if a payment made to a Lender or the Administrative Agent (and, in each case, any financial institution through which any payment is made subject to such recipient) under any Loan Document would be subject to United States federal withholding imposed by FATCA if such Lender or the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA, such Lender or Administrative Agent shall deliver to the Administrative Agent and the Borrower such forms or other documents as shall be prescribed by Applicable Law, if any, or as otherwise reasonably requested, as may be necessary for the Administrative Agent or the Borrower, as applicable, to determine that such payment is exempt from withholding under FATCA.

(vii)The Credit Parties shall not be required to indemnify any Lender, or to pay any additional amounts to such Lender pursuant to Section 2.9(b)(i) or (b)(iii) above to the extent that the obligation to withhold amounts with respect to United States Federal, state

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or local withholding tax existed on the date such Lender became a party to this Agreement (or, in the case of an assignee, on the effective date of the Assignment and Acceptance pursuant to which such assignee became a Lender) or, with respect to payments to a new lending office, the date such Lender designated such new lending office; provided,  however, that this clause shall not apply to any Lender that became a Lender or new lending office that became a new lending office as a result of an assignment or designation made at the request of the Borrower; and provided further,  however, that this clause shall not apply to the extent the indemnity payment or additional amounts, if any, that any member of the Lender Group through a new lending office would be entitled to receive (without regard to this clause) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such member of the Lender Group making the designation of such new lending office would have been entitled to receive in the absence of such assignment, transfer or designation.

(viii)Nothing contained in this Section 2.9(b) shall require any member of the Lender Group to make available to any Credit Party any of its tax returns (or any other information) that it deems confidential or proprietary.

(ix)If any member of the Lender Group determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.9(b) (including additional amounts paid pursuant to this Section 2.9(b)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.9(b) with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Indemnified Taxes) of such member of the Lender Group and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.9(b)(ix) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.9(b)(ix), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.9(b)(ix) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Indemnified Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 2.10Reimbursement.  Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses as a result of (a) failure by the Borrower to borrow or continue any ~~Eurodollar~~SOFR Loan, or convert any Base Rate Loan to a ~~Eurodollar~~SOFR Loan, in each case, after having given notice of its intention to do so in accordance with Section 2.3 (whether by reason of the election of the Borrower not to proceed or the non-fulfillment of any of the conditions set forth in this Agreement), or (b) prepayment of any ~~Eurodollar~~SOFR Loan in whole or in part for any reason other than at the end of the applicable ~~Eurodollar Loan~~Interest Period for such ~~Eurodollar~~SOFR Loan or (c) failure by the Borrower to prepay any ~~Eurodollar~~SOFR Loan after giving notice of its intention to prepay such ~~Eurodollar~~SOFR Loan, the Borrower agrees to pay to such Lender, promptly upon such Lender’s demand therefor, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses.  Such Lender’s good faith

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determination of the amount of such losses and out-of-pocket expenses, absent manifest error, shall be binding and conclusive.  Losses subject to reimbursement hereunder shall include, without limitation, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-deployment of funds prepaid, repaid, not borrowed, or paid, as the case may be, over the remainder of the ~~Eurodollar Loan~~Interest Period for such prepaid Loan.  For purposes of calculating amounts payable to a Lender under this paragraph, each applicable Lender shall be deemed to have actually funded its relevant ~~Eurodollar~~SOFR Loan through the purchase of a deposit bearing interest at ~~the Eurodollar Rate~~Adjusted Term SOFR in an amount equal to the amount of that ~~Eurodollar~~SOFR Loan and having a maturity and repricing characteristics comparable to the relevant ~~Eurodollar Loan~~Interest Period; provided,  however, that each applicable Lender may fund each of its ~~Eurodollar~~SOFR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

Section 2.11Pro Rata Treatment.

(a)Loans.  Each Loan under the Commitment shall be made pro rata by the Lenders on the basis of their respective Commitment Percentages.

(b)Payments.  Each payment and prepayment of the Loans, and each payment of interest on the Loans received from the Borrower, shall be made by the Administrative Agent to the Lenders pro rata on the basis of their respective Commitment Percentages (except (i) in cases when a Lender’s right to receive payments is restricted pursuant to Section 2.15 and (ii) as permitted by Sections 2.6(d)).  If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans in excess of its ratable share of Loans (or in violation of any restriction set forth in Section 2.15), such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided,  however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery without interest thereon unless the Lender obligated to repay such amount is required to pay interest.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.12Application of Payments.

(a)Prior to the exercise of remedies pursuant to Section 8.2, including acceleration of the Obligations, all amounts received by the Administrative Agent from the Borrower (other than payments specifically earmarked for application to certain principal, interest, fees or expenses hereunder (which shall be applied as earmarked) shall be distributed by the Administrative Agent in the following order of priority:

FIRST, to the payment of out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees) of the Administrative Agent with respect to enforcing the rights of the Lenders under the Loan Documents, in each case to the extent required to be reimbursed by the Borrower pursuant to Section 10.2;

SECOND, to the payment of any fees owed to the Administrative Agent under the Loan Documents and all amounts owed pursuant to Erroneous Payment Subrogation Rights;

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THIRD, to the payment of all accrued fees and interest payable to the Lenders under this Agreement;

FOURTH, to the payment of principal then due and payable on the Loans;

FIFTH, to the payment of all other Obligations not otherwise referred to in this Section 2.12(a) then due and payable; and

SIXTH, upon satisfaction in full of all Obligations, to the applicable Credit Party or such other Person who may be lawfully entitled thereto.

(b)Notwithstanding anything in this Agreement or any other Loan Documents which may be construed to the contrary, subsequent to the exercise of remedies pursuant to Section 8.2, including acceleration of the Obligations, payments and prepayments with respect to the Obligations made to the Administrative Agent for the benefit of the Lenders, the Lender Group, or any of them, or otherwise received by any member of the Lender Group shall be distributed in the following order of priority (subject to Section 2.11):

FIRST, to the payment of out-of-pocket expenses (including without limitation indemnification and reasonable attorneys’ fees) of the Administrative Agent with respect to enforcing the rights of the Lenders under the Loan Documents, in each case to the extent required to be reimbursed by the Borrower pursuant to Section 10.2;

SECOND, to the payment of any fees owed to the Administrative Agent under the Loan Documents and all amounts owed pursuant to Erroneous Payment Subrogation Rights;

THIRD, to the payment of out-of-pocket expenses (including without limitation indemnification and reasonable attorneys’ fees) of the Lenders with respect to enforcing their rights under the Loan Documents, in each case to the extent required to be reimbursed by the Borrower pursuant to Section 10.2;

FOURTH, to the payment of all accrued fees and interest payable to the Lenders under this Agreement;

FIFTH, to the payment of principal on the Loans;

SIXTH, to any other Obligations not otherwise referred to in this Section 2.12(b); and

SEVENTH, upon satisfaction in full of all Obligations, to the applicable Credit Party or such other Person who may be lawfully entitled thereto.

Section 2.13All Obligations to Constitute One Obligation.  All Obligations shall constitute one general obligation of the Borrower.

Section 2.14Maximum Rate of Interest.  The Borrower and the Lender Group hereby agree and stipulate that the only charges imposed upon the Borrower for the use of money in connection with this Agreement are and shall be the specific interest and fees described in this Article 2 and in any other Loan Document.  Notwithstanding the foregoing, the Borrower and the Lender Group further agree and stipulate that all closing fees, agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by any member of the Lender Group to third parties or for damages incurred by the

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Lender Group, or any of them, are charges to compensate the Lender Group for underwriting and administrative services and costs or losses performed or incurred, and to be performed and incurred, by the Lender Group in connection with this Agreement and the other Loan Documents and shall under no circumstances be deemed to be charges for the use of money pursuant to any Applicable Law.  In no event shall the amount of interest and other charges for the use of money payable under this Agreement exceed the maximum amounts permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  The Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and other charges for the use of money and manner of payment stated within it; provided,  however, that, anything contained herein to the contrary notwithstanding, if the amount of such interest and other charges for the use of money or manner of payment exceeds the maximum amount allowable under Applicable Law, then, ipso facto as of the Effective Date, the Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Loans to the extent of such excess.

Section 2.15Defaulting Lenders.

(a)Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and in Section 10.12.

(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.12 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Commitment

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Percentages without giving effect to sub-section (iv) below.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)No Defaulting Lender shall be entitled to receive any Ticking Fee pursuant to Section 2.5 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided,  further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE 3

[RESERVED]

ARTICLE 4

CONDITIONS PRECEDENT

Section 4.1Conditions Precedent to Effective Date.  The effectiveness of this Agreement is subject to the fulfillment of each of the following conditions:

(a)The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)This Agreement duly executed by the Borrower, the Lenders, and the Administrative Agent;

(ii)Any Loan Notes requested by any Lender duly executed by the Borrower;

(iii)Customary legal opinions of Womble Bond Dickinson (US) LLP, counsel to the Credit Parties, as well as any local counsel to the Credit Parties (if reasonably requested by the Administrative Agent), addressed to the Lender Group, covering the transactions contemplated by the Loan Documents;

(iv)[Reserved];

(v)A certificate signed by an Authorized Signatory of each Credit Party, including a certificate of incumbency with respect to each Authorized Signatory of such

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Person, together with appropriate attachments which shall include the following: (A) a copy of the certificate of incorporation or formation, articles of organization, or similar organizational document of such Person certified to be true, complete and correct by the Secretary of State (or relevant equivalent office) of the State of such Person’s incorporation or formation, (B) a true, complete and correct copy of the bylaws, operating agreement, partnership agreement, limited liability company agreement, or similar organizational document of such Person, (C) a true, complete and correct copy of the resolutions (including, without limitation, board resolutions and shareholder resolutions, as applicable) of such Person authorizing the execution, delivery and performance by such Person of the Loan Documents, and with respect to the Borrower, authorizing the borrowings hereunder, and (D) certificates of good standing, existence, or similar appellation from each jurisdiction in which such Person is organized and, to the extent failure to be so qualified in any other jurisdiction could reasonably be expected to have a Materially Adverse Effect, foreign qualifications in those jurisdictions in which such Person is required to be qualified to do business; provided that if a document referenced in clause (A) or (B) was delivered in connection with the Revolving Credit Agreement or not required to be delivered in connection with the Revolving Credit Agreement, then delivery of such document shall not be required so long as the applicable Credit Party delivers an officer’s certificate certifying that no changes have been made to such document, and such document remains in full force and effect;

(vi)An officer’s certificate executed by a Financial Officer of the Borrower certifying (A) the solvency of the Credit Parties, taken as a whole, as of the Effective Date, (B) that as of the Effective Date, both before and after the effectiveness of this Agreement and the other Loan Documents (x) all of the representations and warranties of the Credit Parties under this Agreement and the other Loan Documents are true and correct in all material respects (provided that if any representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty is true and correct in all respects and if any such representation or warranty expressly relates to a prior date, such representation or warranty shall be so true and correct on and as of such prior date) and (y) no Default or an Event of Default is in existence, (C) that there has been no materially adverse change to the financial information previously delivered to the Administrative Agent under Section 4.1(d) below, (D) that no change in the business, financial condition, results of operations, liabilities (contingent or otherwise), or properties of the Borrower and its Subsidiaries (taken as a whole) shall have occurred since December 31, 2020, which change has had or would be reasonably expected to have a Materially Adverse Effect, and (E) that (x) all material Necessary Authorizations are in full force and effect, are not subject to any pending or threatened reversal or cancellation, and all applicable waiting periods have expired, and that there is no ongoing investigation or inquiry by any Governmental Authority regarding the Loans or the Loan Documents and (y) attached thereto are true, correct, and complete copies of all such material Necessary Authorizations, if any;

(vii)Payment of all fees payable to the Administrative Agent, the Affiliates of the Administrative Agent, and the Lenders in connection with the execution and delivery of this Agreement, and payment of fees and expenses of counsel to the Administrative Agent;

(viii)[Reserved];

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(ix)An amendment to the Revolving Credit Agreement, duly executed by the Borrower, the Lenders, and the Administrative Agent (each as defined therein); and

(x)All such other documents as the Administrative Agent may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested;

(b)The Lead Arrangers and the Administrative Agent shall have completed their financial, regulatory, and legal due diligence of the Credit Parties, and all credit investigations and background checks, and the results, form, and substance of each of the foregoing items shall be satisfactory to the Administrative Agent;

(c)The Lead Arrangers and the Administrative Agent shall be satisfied that no change in the business, financial condition, results of operations, liabilities (contingent or otherwise), or properties of the Borrower and its Subsidiaries (taken as a whole) shall have occurred since December 31, 2020, which change has had or would be reasonably expected to have a Materially Adverse Effect;

(d)The Administrative Agent shall have received (i) U.S. GAAP audited consolidated balance sheets of the Borrower and its Subsidiaries and the related consolidated statements of comprehensive income, equity and cash flows for the three most recent fiscal years ended at least 60 days prior to the Effective Date and (ii) U.S. GAAP unaudited consolidated balance sheets of the Borrower and its Subsidiaries and the related consolidated statements of comprehensive income and cash flows for each subsequent fiscal quarter ended at least 40 days before the Effective Date (excluding the fourth quarter of any such fiscal year); provided that in each case the foregoing financial statements required to be delivered by this clause (d) shall meet the requirements of Regulation S-X under the Securities Act, and all other accounting rules and regulations of the Securities and Exchange Commission promulgated thereunder applicable to a registration statement under such Act on Form S-3; provided further that the Borrower’s filing of any required audited financial statements with respect to the Borrower on Form 10-K or required unaudited financial statements with respect to the Borrower on Form 10-Q, in each case, will satisfy the requirements under subclauses (i) or (ii), as applicable, of this clause (d);

(e)The Administrative Agent shall have received a Compliance Certificate calculated as of the last day of the fiscal quarter ended March 31, 2021, demonstrating that the Borrower is in compliance with the Financial Covenant;

(f)The Administrative Agent shall have received, no later than three (3) Business Days prior to the Effective Date, all documentation and other information with respect to the Borrower, USCR and their respective Subsidiaries that the Administrative Agent reasonably determines is required by United States regulatory authorities under any applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case, that shall have been reasonably requested by the Administrative Agent or the Lenders at least ten (10) Business Days prior to the Effective Date;

(g)The Administrative Agent shall have received from the Lenders all tax forms and certificates required by Section 2.9; and

(h)That certain Commitment Letter, dated as of June 6, 2021, between the Borrower, Truist Securities, Inc. and Truist Bank and all commitments set forth therein shall have been, or shall concurrently with the effectiveness of this Agreement be, terminated (and the Bridge Facility (as defined therein) shall not have been funded) and the Borrower shall have paid all amounts due and payable thereunder or in connection therewith.

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On the Effective Date, the Administrative Agent will notify the Lenders and the Borrower in writing of the occurrence of the Effective Date, which notice shall be conclusive evidence of the occurrence of the Effective Date.

Section 4.2Conditions Precedent to Funding Date.  The obligation of the Lenders to make the Loans on the Funding Date is subject only to the occurrence of the Effective Date and to the satisfaction (or waiver in accordance with Section 10.12) of each of the following conditions on or before the Commitment Termination Date:

(a)The USCR Acquisition shall have been, or substantially concurrently with the borrowing of the Loans shall be, consummated in all material respects in accordance with the USCR Acquisition Agreement, without any waiver, amendment, modification or supplement thereof by the Borrower or any of its Affiliates or any consent or election thereunder with respect to any term or condition thereunder by the Borrower or any of its Affiliates that, in any such case, is material and adverse to the interests of the Lenders or the Administrative Agent (in either case, in their capacities as such) without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), it being understood and agreed that (a) any reduction of the USCR Acquisition Consideration, when taken together with all prior reductions, of less than 12.5% in the aggregate will be deemed not to be (and any such reduction of 12.5% or more will be deemed to be) material and adverse to the interests of the Lenders or the Administrative Agent; provided, in the case of any such reduction of less than 12.5%, that the aggregate principal amount of the Commitments shall have been reduced on a dollar-for-dollar basis by the amount of any such reduction in the USCR Acquisition Consideration, and (b) any increase to the USCR Acquisition Consideration, when taken together with all prior increases, of less than 12.5% in the aggregate will be deemed not to be (and any such increase of 12.5% or more will be deemed to be, unless such increase is funded with the issuance of Equity Interests other than Disqualified Equity Interests and/or cash on hand of the Borrower) material and adverse to the interests of the Lenders and the Administrative Agent;

(b)Each of the USCR Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects (provided that if any representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty shall be true and correct in all respects) after giving effect to the making of the Loans on the Funding Date;

(c)No Company Material Adverse Effect (as defined in the USCR Acquisition Agreement (as in effect on the USCR Acquisition Agreement Effective Date)) shall have occurred since the USCR Acquisition Agreement Effective Date;

(d)The Administrative Agent shall have received (i) U.S. GAAP audited consolidated balance sheets of the Borrower and its Subsidiaries and the related consolidated statements of comprehensive income, equity and cash flows for the three most recent fiscal years ended at least 60 days prior to the Funding Date and (ii) U.S. GAAP unaudited consolidated balance sheets of the Borrower and its Subsidiaries and the related consolidated statements of comprehensive income and cash flows for each subsequent fiscal quarter ended at least 40 days before the Funding Date (excluding the fourth quarter of any such fiscal year); provided that in each case the financial statements required to be delivered by this clause (d) shall meet the requirements of Regulation S-X under the Securities Act, and all other accounting rules and regulations of the Securities and Exchange Commission promulgated thereunder applicable to a registration statement under such Act on Form S-3; provided further that the Borrower’s filing of any required audited financial statements with respect to the Borrower on Form 10-K or required unaudited financial statements with respect to the Borrower on Form 10-Q, in each case, will satisfy the requirements under subclauses (i) or (ii), as applicable, of this clause (d);

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(e)The Administrative Agent shall have received a duly executed Request for Loan with disbursement instructions attached thereto; and

(f)The Administrative Agent and the Lenders shall have received payment of all fees  payable to the Administrative Agent and the Lenders required to be paid on or prior to the Funding Date, and, to the extent invoiced at least three (3) Business Days prior to the Funding Date, payment of fees and expenses of counsel to the Administrative Agent.

The Borrower hereby agrees that the delivery of any Request for Loan hereunder or any telephonic request hereunder shall be deemed to be the certification of the Authorized Signatory thereof that all of the conditions set forth in this Section 4.2 have been, or will prior to or substantially concurrently with the funding of the Loans be, satisfied.  Notwithstanding the foregoing, if any of the conditions set forth above are not satisfied, such conditions may be waived in accordance with Section 10.12.

Notwithstanding anything in this Agreement or anything else to the contrary, (i) the only representations the accuracy of which shall be a condition to the availability of the Loans on the Funding Date shall be (a) the USCR Acquisition Agreement Representations and (b) the Specified Representations (in each case as and to the extent set forth in Section 4.2(b)) and (ii) the Loans shall be available on the Funding Date if the conditions set forth in this Section 4.2 are satisfied or waived in accordance with Section 10.12 (this sentence, the “Limited Conditionality Provision”).

Section 4.3Certain Funds Period.  During the period from and including the Effective Date to and including the earlier of (a) the Commitment Termination Date and (b) the funding of the Loans on the Funding Date (the “Certain Funds Period”), and notwithstanding (i) that any representation made on the Effective Date (excluding, for the avoidance of doubt, the Specified Representations and/or USCR Acquisition Agreement Representations made as a condition to the Funding Date) was incorrect, (ii) any failure to comply with Article VI or Article VII (except, for the avoidance of doubt, to the extent constituting a condition precedent set forth in Section 4.2), (iii) any provision to the contrary in this Agreement or otherwise or (iv) that any condition to the occurrence of the Effective Date may subsequently be determined not to have been satisfied, neither the Administrative Agent nor any Lender shall be entitled (unless a payment or bankruptcy Event of Default with respect to the Borrower shall have occurred and be continuing) to (1) cancel any of its Commitments, (2) rescind, terminate or cancel this Agreement or exercise any right or remedy or make or enforce any claim under this Agreement, the Loan Notes, any related fee letter or otherwise it may have to the extent to do so would prevent, limit or delay the making of its Loan, (3) refuse to participate in making its Loan; provided that the conditions set forth in Section 4.2 have been satisfied or waived in accordance with Section 10.12, or (4) exercise any right of set-off or counterclaim in respect of its Loan to the extent to do so would prevent, limit or delay the making of its Loan.  For the avoidance of doubt, (A) the rights and remedies of the Lenders and the Administrative Agent shall not be limited in the event that any condition set forth in Section 4.2 is not satisfied or waived in accordance with Section 10.12 on the Funding Date and (B) immediately after the expiration of the Certain Funds Period, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights, remedies and entitlements were not available prior to such time as a result of the foregoing.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Section 5.1General Representations and Warranties.  In order to induce the Lender Group to enter into this Agreement and to extend the Loans to the Borrower, each Credit Party hereby represents and warrants that:

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(a)Organization; Power; Qualification.  The Borrower and each Material Subsidiary (i) is a corporation, partnership or limited liability company duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation, (ii) has the corporate or other company power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, except where the failure to do so could not reasonably be expected to have a Materially Adverse Effect and (iii) is duly qualified and is in good standing as a foreign corporation or other company, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify or be authorized to do business could not reasonably be expected to have a Materially Adverse Effect.

(b)Authorization; Enforceability.  Each Credit Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby.  Each of this Agreement and each other Loan Document to which a Credit Party is a party has been duly executed and delivered by such Credit Party, and is a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c)Partnerships; Joint Ventures; Subsidiaries.  Except as disclosed on Schedule 5.1(c), the Borrower has no Subsidiaries as of the Effective Date.  Schedule 5.1(c) sets forth, for each Person set forth thereon and, with respect to clause (ii) below, the Borrower, a complete and accurate statement of (i) the percentage ownership of each such Person by the Borrower, or applicable Subsidiary of the Borrower,  as of the Effective Date and (ii) the state or other jurisdiction of incorporation or formation, as appropriate, of each such Person as of the Effective Date.

(d)Compliance with Law, Loan Documents, and Contemplated Transactions.  The execution, delivery, and performance of this Agreement and each of the other Loan Documents in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law in any material respect, (ii) conflict with in any material respect, result in a material breach of, or constitute a material default under the certificate of incorporation or formation or by-laws, partnership agreement or operating agreement of any Credit Party or (iii) conflict with in any material respect, result in a material breach of, or constitute a material default under any Material Contract to which the Borrower or any Material Subsidiary is a party.

(e)Necessary Authorizations.  The Borrower and each Material Subsidiary has obtained all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect, except to the extent the failure to obtain such Necessary Authorizations or the failure to keep such Necessary Authorizations in full force and effect could not reasonably be expected to have a Materially Adverse Effect.

(f)Title to Properties.  The Borrower and each Material Subsidiary has good, marketable, and legal title to, or a valid license or leasehold interest in, all of its Property material to the operation of the Borrower’s or such Material Subsidiary’s business (except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes), except where the failure to do so could not reasonably be expected to have a Materially Adverse Effect, and none of such Property is subject to any Liens, other than Permitted Liens.

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(g)Labor Matters.  (i) There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any Material Subsidiary, or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any Material Subsidiary, and (ii) no significant unfair labor practice charges or grievances are pending against the Borrower or any Material Subsidiary, or, to the Borrower’s knowledge, threatened against any of them before any Governmental Authority, except, in the case of clauses (i) and (ii), to the extent that such events could not reasonably be expected to have a Materially Adverse Effect.

(h)Taxes.  The Borrower and each Material Subsidiary has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all material taxes required to have been paid by it, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) for which adequate reserves (in accordance with GAAP) have been accrued or (b) the failure to make such filing or payment could not reasonably be expected to have a Materially Adverse Effect.

(i)Financial Statements.  The Credit Parties have furnished, or caused to be furnished, to the Lenders the financial statements described in Section 4.1(d) and Section 4.2(d), as applicable, which are complete and correct in all material respects and present fairly in accordance with GAAP the financial position of the Borrower and its Subsidiaries as of such dates, as applicable, and the results of operations for the fiscal periods then ended, as applicable.  Except as disclosed in such financial statements, neither the Borrower nor any consolidated Subsidiary has any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Borrower or any consolidated Subsidiary which have not heretofore been disclosed in writing to the Lenders.  The Borrower and its Subsidiaries maintain reserves to the extent required by GAAP for future costs associated with any retiree and health care benefits, any reclamation and any other potential claims under Environmental Laws or Mining Laws.

(j)No Adverse Change.  Since December 31, 2020, there has occurred no event which has had or could reasonably be expected to have a Materially Adverse Effect.

(k)Litigation. There is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Credit Parties, threatened against or affecting any Credit Party, any Subsidiary or any of their respective properties which could reasonably be expected to have a Materially Adverse Effect.

(l)ERISA.    Schedule 5.1(l) lists, as of the Effective Date, all Multiemployer Plans and Title IV Plans.  Except as would not reasonably be expected to result in a Materially Adverse Effect, (i) the Credit Parties and their ERISA Affiliates have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Title IV Plan and have not incurred any liability to the PBGC or a Title IV Plan under Title IV of ERISA in connection with the termination of a Plan, and (ii) each Title IV Plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code.

(m)Intellectual Property.  (i) The Borrower and each Material Subsidiary owns, or is licensed or otherwise has the right to use, all Intellectual Property material to its business, and (ii) the use thereof by the Borrower and its Material Subsidiaries does not infringe in any material respect on the rights of any other Person, except in each case with respect to clauses (i) and (ii), as could not reasonably be expected to result in a Materially Adverse Effect.

(n)Compliance with Law; Absence of Default.  The Borrower and each Material Subsidiary is in compliance (i) with all Applicable Laws, except  where the failure to so comply could not reasonably be expected to have a Materially Adverse Effect, and (ii) in all material respects with the

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provisions of its certificate of incorporation or formation and by-laws or other governing documents.  No event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default or an Event of Default or (ii) a default under any (A) Material Contract or (B) judgment, decree, or order to which the Borrower or such Material Subsidiary is a party or by which the Borrower or such Material Subsidiary or any of their respective properties may be bound, except, in each case under this clause (ii), except for any default which could not reasonably be expected to have a Materially Adverse Effect.

(o)Casualties; Taking of Properties, etc.  Since December 31, 2020, neither the business nor the properties of the Borrower and its Material Subsidiaries has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy in a manner that could reasonably be expected to have a Materially Adverse Effect.

(p)Accuracy and Completeness of Information.  All written information, reports, other papers and data relating to the Credit Parties and their Subsidiaries furnished by or at the direction of the Credit Parties to the Lender Group were, taken as a whole, at the time furnished, complete and correct in all material respects.  No document furnished or written statement made to the Lender Group by or at the direction of any Credit Party in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Credit Parties taken as a whole or omits or will omit to state a material fact necessary in order to make the statements contained therein not materially misleading as of the time when made or delivered.  With respect to projections, estimates and forecasts given to the Lender Group, such projections, estimates and forecasts are based on the Credit Parties’ good faith assessment of the future of the business at the time made.  The Credit Parties had a reasonable basis for such assessment at the time made.

(q)Compliance with Regulations T, U, and X.  Neither the Borrower nor any Material Subsidiary is engaged principally in or has as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any Material Subsidiary owns or presently intends to acquire, any “margin security” or “margin stock” as defined in Regulations T, U and X of the Board of Governors of the Federal Reserve System (herein called “Margin Stock”).  None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of said Regulations T, U and X.  None of the Borrower, any Material Subsidiary or any bank acting on the behalf of any such Person has taken or will take any action which might cause this Agreement or any other Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the SEA, in each case as now in effect or as the same may hereafter be in effect.  If so requested by the Administrative Agent, the Credit Parties will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance satisfactory to the Administrative Agent.  Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

(r)Solvency.  The Borrower and the other Credit Parties, taken as a whole, are and will continue to be Solvent, including, without limitation, after giving effect to the USCR Acquisition and the other transactions contemplated by the Loan Documents and the rights of subrogation and contribution among the Credit Parties.

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(s)[Reserved]

(t)Environmental Matters.

(i)The Borrower and each Material Subsidiary is in compliance with all applicable Environmental Laws except where the failure to so comply could not reasonably be expected to have a Materially Adverse Effect.  There is no violation of any Environmental Law or contamination which could interfere with the continued operation of any of the Properties which in each case above could reasonably be expected to have a Materially Adverse Effect.

(ii)As of the Effective Date, except as set forth on Schedule 5.1(t), neither the Borrower nor any Material Subsidiary has received from any Governmental Authority any complaint, or notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws or Mining Laws with regard to the Properties, nor is the Borrower or any Material Subsidiary aware that any such notice is pending, including, without limitation, any such notice in respect of the reclamation, or alleged need for reclamation, of any current or former Property, except, in each case, which could not reasonably be expected to have a Materially Adverse Effect.

(iii)Neither the Borrower nor any Material Subsidiary is barred from receiving surface or underground Environmental or Mining Permits pursuant to the permit block provisions of Mining Laws except in each case as could not reasonably be expected to have a Materially Adverse Effect.

(u)MSHA.  All of the Borrower’s and its Material Subsidiaries’ operations are conducted in compliance with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor and the Mine Safety and Health Administration of the United States Department of Labor “MSHA”), except where such failure to comply could not reasonably be expected to result in a Materially Adverse Effect.

(v)Investment Company Act.  Neither the Borrower nor any Material Subsidiary is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Credit Parties of this Agreement nor the issuance of any Loan Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.

(w)Anti-Corruption Laws; Sanctions.  Each Credit Party and each Subsidiary has implemented and maintains in effect policies and procedures designed to ensure compliance by each Credit Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Credit Party, its Subsidiaries and their respective officers and employees and, to the knowledge of each Credit Party, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (i) any Credit Party, any Subsidiary or, to the knowledge of any Credit Party or any Subsidiary of a Credit Party, any of their respective directors, officers or employees, or (ii) to the knowledge of any Credit Party or Subsidiary, any agent of any Credit Party or any Subsidiary of any Credit Party that will act in any capacity in connection with or benefit from the credit facility established hereby, in each case, is a Sanctioned Person.  No Loan, use of proceeds thereof or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

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Section 5.2Survival of Representations and Warranties, etc.  All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made, and shall be true and correct in all material respects (provided that if any representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty shall be true and correct in all respects), at and as of the Effective Date and (subject to the Limited Conditionality Provision) the Funding Date (both before and after giving pro forma effect to the Loans and the transactions in connection therewith, including the USCR Acquisition), except to the extent made with respect to a specific, earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date.  All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lender Group, or any of them, any investigation or inquiry by any member of the Lender Group, or the making of any Loan under this Agreement.

ARTICLE 6

INFORMATION AND GENERAL COVENANTS

Until the later of the date the Obligations (other than contingent indemnification obligations as to which no claim is pending) are repaid in full in cash and the date the Commitments are terminated:

Section 6.1Quarterly Financial Statements and Information.  The Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall deliver to each of the Lenders) within forty-five (45) days after the last day of each of the first three fiscal quarters of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated income statement for such fiscal quarter and fiscal year to date period, and the related consolidated statement of cash flows for such fiscal year to date period.  Such financial statements shall (i) set forth in comparative form the figures as at the end of such quarter and year to date period of the previous fiscal year, as applicable and (ii) be certified by an Authorized Signatory of the Borrower to be, in his or her opinion, complete and correct in all material respects and to present fairly in accordance with GAAP the financial position of the Borrower and its consolidated Subsidiaries, as at the end of such period and the results of operations for such periods (it being acknowledged and agreed that quarterly financial statements are not audited and are subject to normal audit and year-end adjustments).

Section 6.2Annual Financial Statements and Information.  The Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall deliver to each of the Lenders) within ninety (90) days after the end of each fiscal year of the Borrower (or, so long as the Borrower shall be subject to periodic reporting obligations under the SEC, by the date that the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related audited consolidated income statement, audited consolidated statement of shareholders equity and audited consolidated statement of cash flows for such fiscal year.  Such financial statements shall (i) set forth in comparative form the figures as at the end of and for the previous year, and (ii) be accompanied by an unqualified opinion of independent certified public accountants of recognized national standing (which opinion shall be without (A) a “going concern” or like qualification or exception or (B) any qualification or exception as to the scope of such audit), stating that such financial statements are prepared in all material respects in accordance with GAAP, and present fairly the financial position of the Borrower and its consolidated Subsidiaries as at the end of such year.

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Section 6.3Compliance Certificates.  At the time the financial statements are delivered pursuant to Section 6.1 or 6.2, the Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall deliver to each of the Lenders) a Compliance Certificate:

(a)Setting forth as at the end of the applicable fiscal quarter, subject to Section 1.3(b), the arithmetical calculations required to establish whether or not the Borrower was in compliance with the Financial Covenant; and

(b)Stating that, to the best of the Authorized Signatory’s knowledge, no Default or Event of Default has occurred, or, if a Default or Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and specifying the action the Borrower has taken or proposes to take with respect thereto.

Section 6.4Additional Reports.

(a)[Reserved];

(b)Within five (5) Business Days (or such longer period as the Administrative Agent may approve in its sole discretion) of any Responsible Officer obtaining knowledge of any event that could reasonably be expected to result in a Materially Adverse Effect, the Borrower shall notify the Administrative Agent of the occurrence thereof, and shall provide such additional information with respect to such matters as the Lender Group, or any of them, may reasonably request;

(c)Immediately following any Default or Event of Default under any Loan Document, the Borrower shall notify the Administrative Agent of the occurrence thereof giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

(d)Within five (5) Business Days (or such longer period as the Administrative Agent may approve in its sole discretion), of the filing thereof or otherwise becoming publicly available, copies of (i) all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made publicly available by the Borrower to its public security holders, (ii) all registration statements and prospectuses filed with any securities exchange or with the Securities and Exchange Commission, and (iii) all press releases and other statements made publicly available containing material developments in the business or financial condition of the Borrower and its Material Subsidiaries;

(e)Within five (5) Business Days (or such longer period as the Administrative Agent may approve in its sole discretion) after the chief financial officer, treasurer or Authorized Signatory of the Borrower obtains knowledge that any Rating Agency shall have announced a change in any Rating, the Borrower shall provide the Administrative Agent with written notice of such change; and

(f)With reasonable promptness, the Borrower shall deliver to the Administrative Agent such other information relating to any Credit Party’s performance of this Agreement or any Credit Party’s or Material Subsidiary’s business or financial condition as may reasonably be requested from time to time by the Administrative Agent at the request of any member of the Lender Group; provided that the Borrower shall not be required to disclose, or allow inspection of, any document or information that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender is prohibited by law or would violate any contractual confidentiality obligations to a third party if such obligations were not entered into in contemplation of this Agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

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Information required to be delivered pursuant to Sections 6.1, 6.2 and 6.4(d) shall be deemed to have been delivered and certified if such information shall have been timely posted on the Borrower’s website on the internet (currently www.vulcanmaterials.com) or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov.

Section 6.5Preservation of Existence and Similar Matters.  The Borrower will, and will cause each Material Subsidiary to, preserve, renew and maintain in full force and effect (a) its legal existence in its jurisdiction of incorporation and (b) all of its rights, privileges and franchises necessary in the normal conduct of its business, except, in each case with respect to clauses (a) and (b), (i) as permitted under Section 7.4 or (ii) to the extent that failure to do so would not reasonably be expected to have a Materially Adverse Effect.

Section 6.6Compliance with Applicable Law.  The Borrower will, and will cause each Material Subsidiary to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and MSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.  Each Credit Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Credit Party, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

Section 6.7Maintenance of Properties.  The Borrower will, and will cause each Material Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect.

Section 6.8Accounting Methods and Financial Records.  The Borrower, for itself and on behalf of its Subsidiaries, will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Borrower in conformity with GAAP.

Section 6.9Insurance.  The Borrower for itself and its Material Subsidiaries will (a) maintain with financially sound and reputable insurance companies insurance with respect to its properties and business against loss or damage of the kinds and in amounts which are reasonable (taking into account industry business practices, including self-insurance) and (b) upon request, furnish to the Administrative Agent at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained in accordance with this Section.

Section 6.10[Reserved].

Section 6.11Payment of Taxes and Claims.  The Borrower will, and will cause each Material Subsidiary to, pay and discharge all federal and material state income and other material taxes, assessments and governmental charges and levies before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) for which adequate reserves (in accordance with GAAP) have been accrued or (b) the failure to make such payment could not reasonably be expected to result in a Materially Adverse Effect.

Section 6.12Visits and Inspections.  The Borrower will permit representatives of the Administrative Agent and the Lender Group (in a single group coordinated through the Administrative Agent), once per calendar year at the expense of the Administrative Agent and the Lender Group, upon reasonable prior notice to the Borrower, to (a) inspect the properties of the Borrower and/or any of its

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Subsidiaries, (b) examine the books and records (and make copies thereof) of the Borrower and/or any of its Subsidiaries, and (c) discuss with their officers and independent certified public accountants their financial position and results of operations; provided, that if an Event of Default has occurred and is continuing, such visits (i) shall require no prior notice, (ii) shall not be limited in number per calendar year and (iii) shall be at the expense of the Borrower.  Notwithstanding anything to the contrary in this Section 6.12, the Borrower and its Subsidiaries shall not be required to disclose, or allow inspection of, any document or information that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender is prohibited by law or would violate any contractual confidentiality obligations to a third party if such obligations were not entered into in contemplation of this Agreement or (z) is subject to attorney-client or similar privilege or constitutes attorney work-product.

Section 6.13Further Assurances.  Upon the reasonable request of the Administrative Agent, each Credit Party will promptly cure, or cause to be cured, defects in the creation and issuance of any Loan Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by any Credit Party or any employee or officer thereof.  Each Credit Party at its expense will promptly execute and deliver, or cause to be executed and delivered, to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Credit Parties in the Loan Documents, or to correct any omissions, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith.

Section 6.14Indemnity; Limitation on Damages.  Each Credit Party will indemnify and hold harmless each Indemnified Person from and against any and all claims, liabilities, investigations, losses, damages, actions, demands, penalties, judgments, suits, litigation, other proceedings and expenses (including fees and expenses of experts, agents, consultants and counsel but limited, in the case of legal fees and expenses, to the fees and expenses of one counsel for all Indemnified Persons absent a conflict of interest and, in the event of a conflict of interest, one additional counsel for the Indemnified Persons subject to such conflict), in each case, of any kind or nature (whether or not the Indemnified Person or any Credit Party is a party to any such action, suit or investigation) whatsoever which may be imposed on, incurred by, or asserted against an Indemnified Person by any third party or by the Borrower or any other Credit Party, arising out of or in connection with this Agreement or the other Loan Documents, the Commitments, the use of the proceeds of the Loans or any related transaction (collectively, “Losses”) provided that the Credit Parties shall not be liable to an Indemnified Person pursuant to this Section 6.14 for any Loss to the extent that a court of competent jurisdiction shall have determined by a final and non-appealable judgment that such Loss resulted from the gross negligence of, willful misconduct of or material breach of this Agreement or any other Loan Document by such Indemnified Person.  NO PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT; PROVIDED, FOR THE AVOIDANCE OF DOUBT, THAT THE BORROWER WILL INDEMNIFY FOR PUNITIVE DAMAGES OWED BY AN INDEMNIFIED PERSON TO A THIRD PARTY TO THE EXTENT OTHERWISE PERMITTED BY THIS SECTION 6.14.  This Section 6.14 shall survive termination of this Agreement.

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Section 6.15Environmental Matters.

(a)Each Credit Party shall at all times indemnify and hold harmless each Indemnified Person against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of any nature whatsoever (but limited, in the case of legal fees and expenses, to the fees and expenses of one counsel for all Indemnified Persons absent a conflict of interest and, in the event of a conflict of interest, one additional counsel for the Indemnified Persons subject to such conflict) under or on account of the Environmental Laws, except to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person or material breach by such Indemnified Person of its obligations under this Agreement or any other Loan Document as determined by a final non-appealable judgment of a court of competent jurisdiction, including the assertion of any lien thereunder with respect to:

(i)any discharge, threat of a discharge or the presence of any Hazardous Materials on  the Properties that originates or emanates from the Properties;

(ii)any costs of removal or remedial action incurred by the US government or any costs incurred by any other person or damages from injury to, destruction of, or loss of natural resources, including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws in each case relating to the business of the Credit Parties, the Material Subsidiaries or their respective Properties;

(iii)liability for personal injury or property damage arising under any statutory or common law tort theory (including without limitation damages assessed) for the maintenance of a public or private environmental nuisance or for the carrying on of an abnormally dangerous activity at or caused by any Credit Party or Material Subsidiary or near the Properties; and/or

(iv)any other environmental matter affecting the Properties within the jurisdiction of the Environmental Protection Agency, any other Federal agency, or any state, local, or foreign environmental agency.

(b)All of the representations, warranties, covenants and indemnities of this Section 6.15 and Section 5.1(t) shall survive the termination of this Agreement and the repayment of the Obligations and shall survive the transfer of any or all right, title and interest in and to the Properties by the Credit Parties or any of their Subsidiaries to any party, whether or not affiliated with the Credit Parties.

Section 6.16Anti-Corruption Laws; Sanctions.  The Borrower will not request any Loan, and the Borrower shall not use, and the Borrower shall ensure that none of the other Credit Parties and none of its Subsidiaries and its or their respective directors, officers, employees and agents shall use the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any Person.

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ARTICLE 7

NEGATIVE COVENANTS

Until the later of the date the Obligations (other than contingent indemnification obligations as to which no claim is pending) are repaid in full in cash and the date the Commitments are terminated:

Section 7.1Liens.  No Credit Party will, nor will it permit any of its Material Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets, except for Permitted Liens.

Section 7.2Investments.  No Credit Party will, nor will it permit any of its Material Subsidiaries to, make Investments, except:

(a)Cash Equivalents;

(b)Investments in existence on the Effective Date and described on Schedules 5.1(c), and Investments in existence on the Revolving Credit Agreement Closing Date and described on Schedule 7.2;

(c)Investments (i) by any Credit Party in any other Credit Party and (ii) by any Material Subsidiary that is not a Credit Party in any Credit Party or any other Subsidiary that is not a Credit Party;

(d)Investments arising out of Hedge Transactions entered into in the ordinary course of business;

(e)Investments received in connection with a bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, including without limitation the conversion of any of its Accounts into notes or Equity Interests from the applicable Account Debtor;

(f)loans or advances to the employees, officers or directors of the Credit Parties and their Subsidiaries in the ordinary course of business for travel, relocation and related expenses;

(g)Investments consisting of noncash consideration received from an asset disposition; and

(h)Investments not otherwise included in the foregoing clauses of this Section 7.2 which, when made (it being agreed that any Investments outstanding on the Revolving Credit Agreement Closing Date and not justified by the foregoing clauses of this Section 7.2 but justified under this clause (h) shall be deemed to be made as of the Revolving Credit Agreement Closing Date) and aggregated with then outstanding Investments made pursuant to this clause (h) after the Revolving Credit Agreement Closing Date, do not exceed the greater of (x) $500,000,000 and (y) fifteen percent (15%) of Consolidated Net Tangible Assets.

Section 7.3Affiliate Transactions.  No Credit Party will, nor will it permit any of its Material Subsidiaries to, engage in any transactions with any of its Affiliates, except: (a) on an arm’s-length basis; (b) between or among Credit Parties not involving any other Affiliates; (c) any Investment in a Subsidiary that is not a Credit Party permitted by Section 7.2 and (d) (i)  direct or indirect distributions, dividends, or payments to any Person on account of any Equity Interests of any Credit Party or any of their Subsidiaries

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and (ii) any redemption, retirement, sinking fund or other payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests issued by any Credit Party.

Section 7.4Mergers and Consolidations; Sale of Substantially all Assets; Conduct of Business; Acquisitions.

(a)No Credit Party will, nor will it permit any of its Material Subsidiaries to,  (i) merge or consolidate into any other Person unless (x) in the case of a merger or consolidation involving a Credit Party, a Credit Party is the surviving Person and (y) in the case of a merger or consolidation involving a Material Subsidiary that is not a Credit Party, a Material Subsidiary is the surviving Person, or (ii) liquidate or dissolve, unless the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Lenders; provided, that the Borrower shall not liquidate or dissolve itself or merge out of existence.

(b)No Credit Party will, nor will it permit any of its Material Subsidiaries to, engage in any business other than businesses substantially similar, ancillary or related to, and reasonable extensions of, the businesses conducted by the Borrower and its Subsidiaries on the Effective Date.

(c)No Credit Party will, nor will it permit any of its Material Subsidiaries to, make any Acquisition except for Permitted Acquisitions and the USCR Acquisition.

(d)The Borrower will not sell, lease, transfer or otherwise dispose of substantially all of its assets to any Person (other than to another Credit Party).  The Credit Parties will not, nor will they permit any of their Material Subsidiaries to, sell, lease, transfer or otherwise dispose of substantially all of the assets of the Credit Parties and their Subsidiaries, taken as a whole, to any Person.

(e)The Borrower will not change its jurisdiction of organization to a jurisdiction located outside of the United States.

Section 7.5Amendment and Waiver.  No Credit Party will, nor will it permit any of its Material Subsidiaries to, amend, modify or waive any of its rights under its certificate of incorporation, bylaws or other organizational documents in a manner which could reasonably be expected to have a Materially Adverse Effect.

Section 7.6Restrictive Agreements.  No Credit Party will, nor will it permit any of its Material Subsidiaries to, directly or indirectly, enter into after the Effective Date any agreement that prohibits, restricts or imposes any condition upon (a) its ability to create, incur or permit any Lien upon any of its assets, or (b) the ability of any of its Subsidiaries to pay dividends or other distributions with respect to its Equity Interests, to make or repay loans or advances to any Credit Party, to Guarantee Indebtedness of any Credit Party or to transfer any of its assets to any Credit Party; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by (A) law, (B) this Agreement or any other Loan Document, (C) the Revolving Credit Agreement or any other Loan Document (as defined in the Revolving Credit Agreement), in each case with respect to this clause (C), as in effect on the Effective Date or (D) for so long as the same are permitted to remain outstanding pursuant to Section 7.11, the USCR 2024 Notes or the USCR 2029 Notes, (ii) the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or the assets being sold and such sale is permitted hereunder or (B) customary restrictions and conditions contained in agreements with depositaries, securities intermediaries and other financial institutions relating to accounts maintained by a Credit Party or a Material Subsidiary, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the assets

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securing such Indebtedness, (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof and (v) clauses (a) and (b) shall not apply to Indebtedness incurred after the Effective Date so long as restrictions contained in such Indebtedness are not more restrictive, taken as a whole, than the restrictions in the 2007 Indenture as in effect on the Revolving Credit Agreement Closing Date.

Section 7.7Use of Proceeds.  No Credit Party shall, nor shall it permit any of its Material Subsidiaries to, use the proceeds of the Loans for any purpose other than to pay all or a portion of the USCR Acquisition Consideration and related transaction fees and expenses.  No part of the proceeds of any Loan will be used by the Credit Parties or their Material Subsidiaries, whether directly or indirectly, to purchase or carry Margin Stock or for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X, or in any other manner that would violate Section 5.1(q).

Section 7.8Accounting Changes.  No Credit Party will, nor will it permit any of its Material Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year.

Section 7.9Government Regulation.  The Borrower will not, and will not permit any other Credit Party or any Material Subsidiary to, (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Credit Parties, or (b) fail to provide documentary and other evidence of the identity of the Credit Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Credit Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

Section 7.10Financial Covenant.  The Borrower shall not permit the Total Leverage Ratio as of the last day of any fiscal quarter to be greater than 3.50 to 1.00; provided, that if the Borrower or any Subsidiary consummates an Acquisition for which the Acquisition Consideration is $75,000,000 or greater, then the maximum Total Leverage Ratio as of the last day of the four (4) fiscal quarters ending thereafter (including the fiscal quarter in which such Acquisition occurred) shall be 3.75 to 1.00.

Section 7.11Priority Indebtedness.  The Borrower will not permit any Subsidiary to create, incur, assume, suffer to exist or be obligated under any Indebtedness for borrowed money (as a borrower, guarantor or otherwise), other than (a) intercompany Indebtedness owed by any Subsidiary of the Company to the Company or any other Subsidiary of the Company, (b) the USCR 2024 Notes and the USCR 2029 Notes so long as, in each case, (x) a notice of redemption for the entire outstanding amount thereof shall have been delivered, on the Funding Date (or by such later date as the Administrative Agent may approve in writing in its sole discretion), to the trustee thereof in accordance with the redemption provisions applicable thereto and (y) such Indebtedness is redeemed and discharged in its entirety on or prior to the date that is 90 days after the Funding Date (or such later date as the Administrative Agent may approve in writing in its sole discretion), (c) capital leases and purchase money equipment financings of USCR and its Subsidiaries assumed in connection with the USCR Acquisition (including, without limitation, any such Indebtedness secured by a Lien set forth on Schedule 1.1(b)) and (d) other Indebtedness in an amount not to exceed $25,000,000 in the aggregate outstanding at any time, unless the Borrower shall have, prior to or concurrent with the incurrence of such Indebtedness, caused such Subsidiary to guarantee the Obligations and become a Credit Party hereunder by entering into a guaranty and joinder agreement in form and substance reasonably acceptable to the Administrative Agent and delivering such other documentation (including customary certificates, resolutions and legal opinions) and taking such other actions as reasonably requested by the Administrative Agent in connection with such guaranty; provided that no

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Foreign Subsidiary shall be required to provide such guaranty if doing so would reasonably be expected to result in material adverse tax consequences to the Borrower and its Subsidiaries.

ARTICLE 8

DEFAULT

Section 8.1Events of Default.  Each of the following shall constitute an Event of Default:

(a)Any representation or warranty made by any Credit Party under this Agreement or any other Loan Document shall prove incorrect or misleading in any material respect (provided that if any representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty shall be true and correct in all respects) when made or deemed to have been made pursuant to Section 5.2; or

(b)(i) Any payment of principal under this Agreement or under the other Loan Documents shall not be received by the Administrative Agent on the date such payment is due, or (ii) any payment of interest, fees, or other amounts (other than principal) under this Agreement or under the other Loan Documents shall not be received by the Administrative Agent or Lender, as applicable, on or before five (5) Business Days after the due date thereof; or

(c)Any Credit Party shall default in the performance or observance of any agreement or covenant contained in (i) Section 6.4(b), 6.4(c), 6.4(d), 6.5(a), 6.12, 6.13, or Article 7 or (ii) Sections 6.1, 6.2, 6.3, 6.4(a), 6.4(e) or 6.4(f) and, with respect to this clause (ii) only, such default shall not be cured within the earlier of (x) ten (10) days from the date that the Borrower knew of the occurrence of such default, or (y) ten (10) days after written notice of such default is given to the Borrower; or

(d)Any Credit Party shall default in the performance or observance of any other agreement or covenant contained in this Agreement or any other Loan Document not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within the earlier of (i) thirty (30) days from the date that the Borrower knew of the occurrence of such default, or (ii) thirty (30) days after written notice of such default is given to the Borrower; or

(e)[reserved]; or

(f)Any Change in Control shall occur; or

(g)(i) There shall be entered a decree or order for relief in respect of the Borrower or any Material Subsidiary under the Bankruptcy Code, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Borrower or any Material Subsidiary or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any Material Subsidiary, or (ii) an involuntary petition shall be filed against the Borrower or any Material Subsidiary and a temporary stay entered and (A) such petition and stay shall not be diligently contested, or (B) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days; or

(h)The Borrower or any Material Subsidiary shall (i) commence an insolvency proceeding or consent to the institution of an insolvency proceeding or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Borrower or any Material Subsidiary or of any substantial part of its properties, (ii) fail generally to pay its debts as they become due, or (iii) take any action in furtherance of any such action; or

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(i)(i) One or more judgments, orders or awards (excluding any amounts paid or covered by insurance as to which the insurance company has not disputed coverage) shall be entered by any court against the Borrower or any Material Subsidiary for the payment of money which exceeds, together with all such other judgments, orders, or awards, $100,000,000 in the aggregate, or (ii) a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Material Subsidiary pursuant to any judgment which, together with all other property of the Borrower and its Subsidiaries subject to other such processes, exceeds $100,000,000 in the aggregate, excluding any amounts paid or covered by insurance as to which the insurance company has not disputed coverage; or

(j)one or more ERISA Events shall have occurred that, in the opinion of the Required Lenders, could reasonably be expected to, individually or in the aggregate, result in a payment obligation of the Borrower or any ERISA Affiliate in an amount exceeding $100,000,000; or

(k)(i) any event or condition shall occur which results in the acceleration of the maturity of Indebtedness of the Borrower or any Material Subsidiary (other than the Obligations) in excess of $100,000,000 (individually or in the aggregate with other Indebtedness) or (ii) failure to make any payment beyond the applicable grace period, if any (whether scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of the Borrower or any Material Subsidiary (other than the Obligations) in excess of $100,000,000 (individually or in the aggregate with other Indebtedness) or (iii) the Borrower or any Material Subsidiary shall default under any Hedge Transaction which results in a payment obligation of the Borrower or any Material Subsidiary in excess of $100,000,000; or

(l)All or any material portion of any Loan Document shall at any time and for any reason be declared to be null and void (other than as expressly permitted in this Agreement or as a result of the actions or omissions of the Administrative Agent or any Lender), or a proceeding shall be commenced by any Credit Party, or by any Governmental Authority having jurisdiction over the Credit Parties, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Credit Party shall deny that it has any liability or obligation for the payment of any Obligation purported to be created under any Loan Document.

Section 8.2Remedies.  If an Event of Default shall have occurred and be continuing, in addition to the rights and remedies set forth elsewhere in this Agreement, the other Loan Documents or under Applicable Law, and subject to Section 4.3:

(a)With the exception of an Event of Default specified in Section 8.1(g) or (h), the Administrative Agent may in its discretion (unless otherwise instructed by the Required Lenders) or shall at the direction of the Required Lenders, (i) terminate the Commitments, or (ii) declare the principal of and interest on the Loans and all other Obligations to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding, or both.

(b)Upon the occurrence and continuance of an Event of Default specified in Sections 8.1(g) or (h), such principal, interest, and other Obligations shall thereupon and concurrently therewith become due and payable, and the Commitments shall forthwith terminate, all without any action by the Lender Group, or any of them and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

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(c)The Administrative Agent may in its discretion (unless otherwise instructed by the Required Lenders) or shall at the direction of the Required Lenders exercise all of the post-default rights granted to the Lender Group, or any of them, under the Loan Documents or under Applicable Law.

(d)The rights and remedies of the Lender Group hereunder shall be cumulative, and not exclusive.

ARTICLE 9

THE ADMINISTRATIVE AGENT

Section 9.1Appointment of the Administrative Agent.  Each Lender irrevocably appoints Truist Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto.  The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Section 9.2Nature of Duties of the Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.12), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code or any other bankruptcy law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the Bankruptcy Code or any other bankruptcy law;  and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.12) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or

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thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

Section 9.3Lack of Reliance on the Administrative Agent.  Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 9.4Certain Rights of the Administrative Agent.  If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 9.5Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person.  The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.6The Administrative Agent in its Individual Capacity.  The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.  The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 9.7Successor Administrative Agent.

(a)The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Default or Event of Default shall exist at such time.  If no successor Administrative Agent shall have been so appointed, and

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shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.

(b)Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring  Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  If, within forty-five (45) days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above.  After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring or removed Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.

Section 9.8Withholding Tax.  To the extent required by any Applicable Law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 9.9The Administrative Agent May File Proofs of Claim.

(a)In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether any Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders

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and the Administrative Agent under Article 6 and 10.2) allowed in such judicial proceeding; and

(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article 6 and 10.2.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10Indemnification.  The Lenders shall indemnify (to the extent not reimbursed by the Borrower) and hold harmless the Administrative Agent and each of its employees, representatives, officers, directors, agents, consultants, counsel, accountants, and advisors (each an “Administrative Agent Indemnified Person”) pro rata in accordance with their Commitment Percentages from and against any and all claims, liabilities, investigations, losses, damages, actions, demands, penalties, judgments, suits, investigations, costs, expenses (including fees and expenses of experts, agents, consultants and counsel) and disbursements, in each case, of any kind or nature (whether or not an Administrative Agent Indemnified Person or any such Lender is a party to any such action, suit or investigation) whatsoever which may be imposed on, incurred by, or asserted against an Administrative Agent Indemnified Person resulting from any breach or alleged breach by the Credit Parties of any representation or warranty made hereunder, or otherwise in any way relating to or arising out of the Commitments, this Agreement, the other Loan Documents or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, the making, administration or enforcement of the Loan Documents and the Loans or any transaction contemplated hereby or any related matters unless, with respect to any of the above, such Administrative Agent Indemnified Person is determined by a final non-appealable judgment of a court of competent jurisdiction to have acted or failed to act with gross negligence or willful misconduct.  This Section 9.10 is for the benefit of each Administrative Agent Indemnified Person and shall not in any way limit the obligations of the Credit Parties under Article 6.  The provisions of this Section 9.10 shall survive the termination of this Agreement.

Section 9.11Authorization to Execute Other Loan Documents.  Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement.

Section 9.12[Reserved].

Section 9.13[Reserved].

Section 9.14Erroneous Payments.

(a)  If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the

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Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.14(b).

(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion

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thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment  Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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ARTICLE 10

MISCELLANEOUS

Section 10.1Notices.

(a)All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent out (with receipt confirmed) by facsimile (or to the extent specifically permitted under Section 10.1(c) only, when sent out by electronic means) addressed to the party to which such notice is directed at its address determined as in this Section 10.1.  All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(i)If to any Credit Party, to such Credit Party in care of the Borrower at:

Vulcan Materials Company

1200 Urban Center Drive

Birmingham, Alabama 35242

Attn:  Treasury Services

Telecopy No.:  205-298-2962

With a copy to (which shall not constitute notice):

Vulcan Materials Company

1200 Urban Center Drive

Birmingham, Alabama  35242

Attn:  General Counsel

 With a copy to (which shall not constitute notice):

Womble Bond Dickinson (US) LLP

One West Fourth Street

Winston-Salem, North Carolina 27101

Attn:  Will Walker, Esq.

(ii)If to the Administrative Agent, to it at:

Truist Bank

3333 Peachtree Road NE, ~~8th~~10th Floor

Atlanta, Georgia 30326

Telecopy No.:  404-439-7409

Attention:  Portfolio Manager

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With a copy to (which shall not constitute notice):

Jones Day

1221 Peachtree Street N.E.

Suite 400

Atlanta, Georgia 30361

Attn:  Aldo LaFiandra, Esq.

Telecopy No:  404-581-8330

(iii)If to the Lenders, to them at the addresses set forth on the signature pages of this Agreement or in any Assignment and Acceptance pursuant to which such Lender became a Lender hereunder.

(b)Any party hereto may change the address to which notices shall be directed under this Section 10.1 by giving five (5) Business Days’ prior written notice of such change to the other parties.

(c)(i) Notices and other communications to the Lender Group hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender Group member pursuant to Article 2 if such Lender Group member, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (x) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.

(ii)Each of the Credit Parties understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent as determined by a final, nonappealable court of competent jurisdiction.

(iii)The Platform is provided “as is” and “as available.”  Neither of the Administrative Agent nor any of its officers, directors, employees, agents, advisors or representatives warrant the accuracy, adequacy, or completeness of the Platform and each expressly disclaims liability for errors or omissions in the Platform.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Affiliates of the Administrative Agent in connection with the Platform.

(iv)Each of the Credit Parties and the Lenders agree that the Administrative Agent may, but shall not be obligated to, (A) store any electronic communications received in connection with this Agreement on the Platform in accordance with the Administrative Agent’s customary document

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retention procedures and policies and (B) deliver any information required to be delivered to the Lenders under Article 6 by posting such information on the Platform.

Section 10.2Expenses.  The Borrower agrees to promptly pay or promptly reimburse:

(a)All reasonable out-of-pocket expenses of the Administrative Agent and its Affiliates in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement, and the other Loan Documents and the transactions contemplated hereunder and thereunder, including, but not limited to, the reasonable fees and disbursements of counsel, advisors, and consultants for the Administrative Agent and its Affiliates;

(b)All reasonable out-of-pocket expenses of the Administrative Agent and its Affiliates in connection with the administration of the transactions contemplated in this Agreement, and the other Loan Documents, and the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent and all due diligence and audits related thereto by the Lenders relating to this Agreement, or  the other Loan Documents, including, but not limited to the reasonable fees and disbursements of counsel, advisors, and consultants for the Administrative Agent and its Affiliates; and

(c)All out-of-pocket expenses of the Administrative Agent and its Affiliates and any Lender in connection with any restructuring, refinancing, or “work out” of the transactions contemplated by this Agreement, and of obtaining performance and enforcing their rights under this Agreement, and the other Loan Documents, and all out-of-pocket expenses of collection if default is made in the payment of the Obligations, which in each case shall include the fees and out-of-pocket expenses of counsel for the Administrative Agent, any Lender and their respective Affiliates but limited, in the case of legal fees and expenses, to the fees and expenses of one counsel for all parties absent a conflict of interest (and, in the event of a conflict of interest, one additional counsel for the parties subject to such conflict) and the fees and out-of-pocket expenses of any experts, consultants, agents, or advisors engaged by the Administrative Agent (on behalf of the Lenders and any of their respective Affiliates).

Section 10.3Waivers.  The rights and remedies of the Lender Group under this Agreement, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have.  No failure or delay by the Lender Group, or any of them, or the Required Lenders in exercising any right shall operate as a waiver of such right.  The Lender Group expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for a Loan.  In the event the Lenders decide to fund a request for a Loan at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Loans or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity.  Any waiver or indulgence granted by the Lenders or the Required Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders’ intent to require strict adherence to the terms of the Agreement in the future.  Any such actions shall not in any way affect the ability of the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Lenders are party, relating to the Borrower.

Section 10.4Set-Off.  In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, except to the extent limited by Applicable Law, at any time that an Event of Default exists, each member of the Lender Group and each subsequent holder of the Obligations is hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to

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appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured, but not including any amounts held by any member of the Lender Group or any of its Affiliates in any escrow account) and any other Indebtedness at any time held or owing by any member of the Lender Group or any such holder to or for the credit or the account of any Credit Party, against and on account of the obligations and liabilities of the Credit Parties, to any member of the Lender Group or any such holder under this Agreement, any Loan Notes and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, any Loan Notes or any other Loan Document, irrespective of whether or not (a) the Lender Group shall have made any demand hereunder or (b) the Lender Group shall have declared the Obligations to be due and payable as permitted by Section 8.2 and although said obligations and liabilities, or any of them, shall be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off.  Any sums obtained by any member of the Lender Group or by any subsequent holder of the Obligations shall be subject to the application of payments provisions of Article 2.

Section 10.5Assignment.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void); provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.4.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of the Administrative Agent) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Loans); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s portion of the Commitments and the Loans, the portion of the Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent), shall not be less than $1,000,000, (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, any assignment shall require the prior written consent of the Administrative Agent and, so long as no Default or Event of Default exists, the Borrower (each such consent not to be unreasonably withheld or delayed); provided,  however, that if the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in this Section), the Borrower shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  Not in limitation of the foregoing, in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in

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addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans; provided, that, notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this sentence, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.9(b), 2.10, 6.14, 6.15, 11.3 and 11.5); provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the portion of the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time upon reasonable prior notice.

(d)Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower and the Lender Group shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) in no event shall any Credit Party or any Affiliate of any Credit Party be a Participant.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, to the extent the Participant is adversely effected thereby, agree to any amendment, modification or waiver with respect to any extensions, postponements or delays of the Maturity Date or the scheduled date of payment of interest or principal or fees, any reduction of

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principal (without a corresponding payment with respect thereto), or reduction in the rate of interest (other than a waiver in respect of application of the Default Rate) or fees due to the Lender hereunder or any other Loan Documents.  Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9(b), 2.10, 6.14, 6.15 and 11.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Sections 2.11(b) and 10.16 as though it were a Lender.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 10.16 with respect to any Participant.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)A Participant shall not be entitled to the benefits of Section 2.9(b) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.9(b) as though it were a Lender.

(f)A Participant shall not be entitled to receive any greater payment under Section 2.9(b) or Section 11.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(g)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is a Fund, any pledge or assignment of all or any portion of such Lender’s rights under this Agreement to any holders of obligations owed, or securities issued, by such Lender as security for such obligations or securities, or to any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.6Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  In proving this Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by e-mail transmission of an electronic file in Adobe Corporation’s Portable Document Format or PDF file shall be deemed an original signature hereto.  The foregoing shall apply to each other Loan Document mutatis mutandis.

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Section 10.7Under Seal; Governing Law.  This Agreement and the other Loan Documents are intended to take effect as sealed instruments and shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof, except to the extent otherwise provided in the Loan Documents; provided that (a) the interpretation of the definition of “Company Material Adverse Effect” (as defined in the USCR Acquisition Agreement as in effect on the USCR Acquisition Agreement Effective Date) and the determination of whether there shall have occurred a “Company Material Adverse Effect”, (b) the determination of whether the USCR Acquisition has been consummated in accordance with the terms of the USCR Acquisition Agreement and (c) the determination of whether the USCR Acquisition Agreement Representations are accurate and whether as a result of any inaccuracy thereof the Borrower (or its Affiliates) has the right (taking into account any applicable cure provisions) to decline to consummate the USCR Acquisition or to terminate its (or their) obligations (or otherwise do not have an obligation to close) under the USCR Acquisition Agreement shall, in each case be governed by, and construed in accordance with, the Laws (as defined in the USCR Acquisition Agreement) of the State of Delaware without giving effect to any Laws (as defined in the USCR Acquisition Agreement), rules or provisions of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law (as defined in the USCR Acquisition Agreement) of any other state.

Section 10.8Severability.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10.9Headings.  Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

Section 10.10Source of Funds.  Notwithstanding the use by the Lenders of the Base Rate and the ~~Eurodollar~~Term SOFR Reference Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates tied to such reference rates.

Section 10.11Entire Agreement.  THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  Each Credit Party represents and warrants to the Lender Group that it has read the provisions of this Section 10.11 and discussed the provisions of this Section 10.11 and the rest of this Agreement with counsel for such Credit Party, and such Credit Party acknowledges and agrees that the Lender Group is expressly relying upon such representations and warranties of such Credit Party (as well as the other representations and warranties of such Credit Party set forth in this Agreement and the other Loan Documents) in entering into this Agreement.

Section 10.12Amendments and Waivers.

(a)Neither this Agreement nor any other Loan Document may be amended or waived orally but instead may only be amended or waived by an instrument in writing signed by the Required Lenders, or in the case of Loan Documents executed by the Administrative Agent (and not the other members of the Lender Group), signed by the Administrative Agent and approved by the Required Lenders and, in the case of an amendment, also by the Borrower, except that:  (i) (A) the consent of each of the Lenders shall be required for any contractual subordination of the payment of the Obligations to any other Indebtedness, (B) the consent of each of the Lenders affected thereby shall be required for any extensions,

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postponements or delays of the Maturity Date or the scheduled date of payment of interest or principal or fees, or any reduction of principal (without a corresponding payment with respect thereto), or reduction in the rate of interest or fees due to the Lenders hereunder or under any other Loan Documents (other than a waiver in respect of matters related to the Default Rate, which shall require the approval of only the Required Lenders), or any amendment or modification of the definition of “Applicable Margin” or the definition of any component thereof if the effect thereof is to reduce the rate of interest or fees due to the Lenders hereunder or under any other Loan Documents, (C) the consent of each of the Lenders affected thereby shall be required for any amendment of this Section 10.12 or of the definition of “Required Lenders” or any other provision of the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; (D) the Commitments of a Lender may not be increased without the consent of such Lender; and (E) the consent of each of the Lenders shall be required for any amendment to Section 2.11 or 2.12 or any other provision of this Agreement or any of the other Loan Documents that addresses the matters described in such Sections or any other action which would directly or indirectly have the effect of amending any of such Sections or provisions; and (ii) the consent of the Administrative Agent only shall be required to amend Schedule 1.1(a) to reflect assignments of all or any portion of the Commitments and Loans in accordance with this Agreement; provided that any amendment or waiver under this Agreement or the other Loan Documents which by its terms requires the consent of all Lenders or each affected Lender may be accomplished without the consent of any Defaulting Lender except that (a) the Commitments of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (b) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.  Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the portion of the Commitment of such Lender shall have terminated (but such Lender shall be entitled to the benefit of Article 11 and Section 10.2), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.  Any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency and to reflect entity name changes and organizational restructurings permitted hereunder so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

(b)Each Lender grants to the Administrative Agent the right to purchase all (but not less than all) of such Lender’s portion of the Commitments and the Loans and any Loan Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the par value of the Obligations owed to such Lender under the Loan Documents, which right may be exercised by the Administrative Agent if such Lender for whatever reason fails to execute and deliver any amendment, waiver or consent which requires the written consent of all of the Lenders and to which the Required Lenders, the Administrative Agent and the Borrower have agreed, within five (5) Business Days of the date the execution version thereof was delivered to such Lender.  Each Lender agrees that if the Administrative Agent exercises its option hereunder, it shall promptly (but, in any event, within three (3) Business Days) execute and deliver an Assignment and Acceptance and other agreements and documentation necessary to effectuate such assignment.  The Administrative Agent may assign its purchase rights hereunder to any assignee if such assignment complies with the requirements of Section 10.5(b).

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(c)If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at the Administrative Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

Section 10.13Other Relationships.  No relationship created hereunder or under any other Loan Document shall in any way affect the ability of any member of the Lender Group to enter into or maintain business relationships with the Borrower, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

Section 10.14Pronouns.  The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

Section 10.15Disclosure.  The Administrative Agent, with the consent of the Borrower, shall have the right to issue press releases regarding the making of the Loans and the Commitments to the Borrower pursuant to the terms of this Agreement.

Section 10.16Replacement of Lender.  In the event that a Replacement Event (as defined below) occurs and is continuing with respect to any Lender, the Borrower may designate another financial institution (such financial institution being herein called a “Replacement Lender”) acceptable to the Administrative Agent, and which is not the Borrower or an Affiliate of the Borrower, to assume such Lender’s Commitments hereunder and to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or representation or warranty by, or expense to, such Lender for a purchase price equal to the par value of the Obligations owed to such Lender under the Loan Documents, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Administrative Agent by the Replacement Lender of documentation satisfactory to the Administrative Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder and such Lender shall no longer be a party hereto or have any rights hereunder provided that the obligations of the Borrower to indemnify such Lender with respect to any event occurring or obligations arising before such replacement shall survive such replacement.  The Administrative Agent is hereby irrevocably appointed as attorney-in-fact to execute any such documentation on behalf of any Replacement Lender if such Replacement Lender fails to execute same within five (5) Business Days after being presented with such documentation.  “Replacement Event” shall mean, with respect to any Lender, (a) the commencement of or the taking of possession by, a receiver, custodian, conservator, trustee or liquidator of such Lender, or the declaration by the appropriate regulatory authority that such Lender is insolvent; (b) the making of any claim by any Lender under Section 2.9(b), 11.2, 11.3 or 11.5, unless the changing of the lending office by such Lender would obviate the need of such Lender to make future claims under such Sections; (c) such Lender’s becoming a Defaulting Lender; or (d) such Lender refuses to consent to a proposed amendment, modification, waiver or other action requiring consent of the holders of 100% of the Commitments or 100% of the affected Lenders under Section 10.12 that is consented to by the Required Lenders prior to the replacement of any such Lenders in connection therewith.

Section 10.17Confidentiality; Material Non-Public Information.

(a)No member of the Lender Group shall disclose any material non-public confidential information (“MNPI”) regarding the Credit Parties or their Subsidiaries without the consent of the Borrower, other than (i) to any Related Party of any member of the Lender Group (it being understood that such Related Parties will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority

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purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to it on a non-confidential basis from a source other than the Credit Parties or any of their Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (subject to the acknowledgment and acceptance by such assignee or participant that such MNPI is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph) in accordance with the standard processes of the Administrative Agent or customary market standards for dissemination of such type of information (including “click-through” agreements), (vii) on a confidential basis to any rating agency and (viii) on a confidential basis to the CUSIP Service Bureau or any similar organization.

(b)The parties hereto agree that, except as provided in the immediately following sentence, all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties or their Subsidiaries hereunder (collectively, the “Borrower Materials”) shall be deemed to contain MNPI for purposes of US federal and state securities laws; provided that, upon the request of the Administrative Agent from time to time, the Credit Parties shall be entitled to require the Borrower to confirm whether any Borrower Materials that have been provided or delivered hereunder do not contain MNPI.    The Credit Parties represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI:  (A) the Loan Documents, including the exhibits attached thereto, but excluding the schedules attached thereto, (B) administrative materials of a customary nature prepared by the Credit Parties or Administrative Agent (including, Request for Loan, Notices of Conversion/Continuation and any similar requests or notices), and (C) information which has been filed by the Credit Parties with the Securities and Exchange Commission or publicly disclosed by the Credit Parties.  Before distribution of any Borrower Materials, at the request of the Administrative Agent, the Credit Parties agree to execute and deliver to the Administrative Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

Section 10.18Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations by the Borrower or any other Credit Party, or the transfer to the Lender Group of any property, should for any reason subsequently be declared to be void or voidable under any state or Federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender Group, or any of them, is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group, or any of them, is required or elects to repay or restore, and as to all reasonable costs, expenses and attorneys fees of the Lender Group related thereto, the liability of the Borrower or such other Credit Party, as applicable, automatically shall be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made.

Section 10.19Contribution Obligations.

(a)Each Credit Party hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Credit Party, and any successor or assign of any other Credit Party, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the prior payment in full of all of the Obligations (other than contingent indemnification obligations for which no claim has been

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made) in cash and termination of all Commitments; provided, unless an Event of Default shall then exist, the foregoing shall not prevent or prohibit the repayment of intercompany accounts and loans, or intercompany asset transfers,  among the Credit Parties in the ordinary course of business.

(b)Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the joint obligations of any Credit Party shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or Federal law relating to fraudulent conveyances or transfers) then the obligations of each Credit Party hereunder shall be limited to the maximum amount that is permissible under applicable law (whether Federal or state and including, without limitation, the Bankruptcy Code), after taking into account, among other things, such Credit Party’s right of contribution and indemnification from each other Credit Party under this Agreement or applicable law.

(c)The provisions of this Section 10.19 are made for the benefit of the Lenders and their respective successors and permitted assigns, and may be enforced by any such Person from time to time against any of the Credit Parties as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Credit Parties or to exhaust any remedies available to it against any of the other Credit Parties or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy.  The provisions of this Section 10.19 shall remain in effect until the payment in full of all of the Obligations (other than contingent indemnification obligations for which no claim has been made) in cash and termination of all Commitments.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any of the Credit Parties, or otherwise, the provisions of this Section 10.19 will forthwith be reinstated in effect, as though such payment had not been made.

Section 10.20No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Credit Party acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Lender Group members are arm’s-length commercial transactions between such Credit Party and its Affiliates, on the one hand, and the Lender Group members, on the other hand, (ii) such Credit Party has consulted its own legal, accounting, regulatory, and tax advisors to the extent it has deemed appropriate, and (iii) such Credit Party is capable of evaluating, and understands and accepts, the terms, risks, and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Lender Group members is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent, or fiduciary for any Credit Party or any of its Affiliates, or any other Person and (B) no Lender Group member has any obligation to any Credit Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) each of the Lender Group members and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Credit Party and its Affiliates, and no Lender Group member has any obligation to disclose any of such interests to such Credit Party or its Affiliates.  To the fullest extent permitted by law, each Credit Party hereby waives and releases any claims that it may have against each of the Lender Group members with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.21[Reserved].

Section 10.22Patriot Act.    The Administrative Agent and each Lender hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record

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information that identifies each Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.

Section 10.23Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

ARTICLE 11

inability to determine interest rates; YIELD PROTECTION

Section 11.1Inability to Determine Interest Rates; Benchmark Replacement Setting.

(a)~~If~~Inability to Determine SOFR.  Subject to paragraphs (b) through (f) below, if, prior to the commencement of any ~~Eurodollar Loan~~Interest Period for any ~~Eurodollar~~SOFR Loan:

(i)the Administrative Agent shall have determined (which determination shall be conclusive ~~and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Eurodollar Loan Period, or~~absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii)the Administrative Agent shall have received notice from the Required Lenders that ~~the Eurodollar Rate~~Adjusted Term SOFR for such ~~Eurodollar Loan~~Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their ~~Eurodollar~~SOFR Loans for such ~~Eurodollar Loan~~Interest Period,

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then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.  ~~Until~~

Upon notice thereof by the Administrative Agent ~~shall notify~~to the Borrower ~~and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations~~, any obligation of the Lenders to make ~~Eurodollar~~SOFR Loans, and any right of the Borrower to continue SOFR Loans or to ~~continue or~~ convert ~~outstanding~~Base Rate Loans ~~as or into Eurodollar~~to SOFR Loans, shall be suspended ~~and (ii) all such~~(to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent revokes such notice.  Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans ~~shall be~~will be deemed to have been converted into Base Rate Loans ~~on~~at the ~~last day of the then current Eurodollar Loan Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement.  Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Loan for which a Request for Loan or Notice of Conversion/Continuation has previously been given that it elects not to borrow, continue or convert to a Eurodollar Loan on such date, then such Loan shall be made as, continued as or converted into a Base Rate Loan.~~end of the applicable Interest Period.  Subject to paragraphs (b) through (f) below, if the Administrative Agent determines (which determination shall be conclusive absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior ~~to the Reference Time in respect of~~ any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. ~~(New York City time)~~ on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

~~(c)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent  Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.~~

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(~~d~~c)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(~~e~~d)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) ~~any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the~~the implementation of any Benchmark Replacement~~,~~ and  (~~iii~~ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (iv)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to ~~clause~~ Section 11.1(~~f~~e) ~~below and (v) the commencement or conclusion of any Benchmark  Unavailability Period~~.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 11.1, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 11.1.

(~~f~~e)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or the Eurodollar~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative, then the Administrative Agent may modify the definition of “~~Eurodollar Loan~~Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “~~Eurodollar Loan~~Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(~~g~~f)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a ~~borrowing~~SOFR Loan of, conversion to or continuation of ~~Eurodollar~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans.  During ~~any~~a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 11.2Illegality.  If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain, or fund its ~~Eurodollar~~SOFR Loans, such Lender shall so notify the

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Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower.  Before giving any notice to the Administrative Agent pursuant to this Section 11.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.  Upon receipt of such notice, notwithstanding anything contained in Article 2, the Borrower shall repay in full the amount of each affected ~~Eurodollar~~SOFR Loan of such Lender, together with accrued interest thereon, either (a) on the last day of the then current ~~Eurodollar Loan~~Interest Period applicable to such ~~Eurodollar~~SOFR Loan if such Lender may lawfully continue to maintain and fund such ~~Eurodollar~~SOFR Loan to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such ~~Eurodollar~~SOFR Loan to such day.  Concurrently with repaying each affected ~~Eurodollar~~SOFR Loan of such Lender, notwithstanding anything contained in Article 2, the Borrower shall borrow a Base Rate Loan from such Lender, and such Lender shall make such Base Rate Loan in an amount such that the amount of the Loans held by such Lender shall equal the amount of such Loans immediately prior to such repayment.

Section 11.3Increased Costs.

(a)If any Change in Law:

(i)Shall subject any Lender to any tax, duty, or other charge with respect to its obligation to make ~~Eurodollar~~SOFR Loans or its ~~Eurodollar~~SOFR Loans (other than Indemnified Taxes or Excluded Taxes); or

(ii)Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System~~, but excluding any included in an applicable Eurodollar Reserve Percentage~~), special deposit, assessment, or similar requirement or condition against assets of, deposits (other than as described in Section 11.5) with or for the account of, or commitments or credit extended by any Lender, or shall impose on any Lender ~~or the Eurodollar interbank borrowing market~~ any other condition affecting its obligation to make such ~~Eurodollar~~SOFR Loans or its ~~Eurodollar~~SOFR Loans;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan and such increase is not given effect in the determination of the ~~Eurodollar Rate~~Adjusted Term SOFR, or to reduce the amount of any sum received or receivable by such Lender hereunder, then promptly upon demand, which demand shall be accompanied by the certificate described in Section 11.3(b), by such Lender, the Borrower agrees to pay, without duplication of amounts due under Section 2.9(b), to such Lender such additional amount or amounts as will compensate such Lender for such increased costs.  Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 11.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

(b)A certificate of any Lender claiming compensation under this Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.  If any Lender demands compensation under this Section 11.3, the Borrower may at any time, upon at least three (3) U.S. Government Securities Business Days prior notice to such Lender, prepay in full the then affected ~~Eurodollar~~SOFR Loans of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10.  Concurrently with prepaying such ~~Eurodollar~~SOFR Loans, the Borrower shall borrow a Base Rate

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Loan, or a ~~Eurodollar~~SOFR Loan not so affected, from such Lender, and such Lender shall make such Loan in an amount such that the amount of the Loans held by such Lender shall equal the amount of such Loans immediately prior to such prepayment.

(c)Each Lender shall endeavor to notify the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under this Section 11.3 within one hundred eighty (180) days such Lender obtains actual knowledge thereof; provided that such Lender shall, with respect to compensation payable pursuant to this Section 11.3 in respect of any costs resulting from such event, only be entitled to payment under this Section 11.3 for costs incurred from and after the date one hundred eighty (180) days prior to the date that such Lender gives notice to the Borrower of such event.

Section 11.4Effect On Other Loans.  If notice has been given pursuant to Sections 11.1, 11.2 or 11.3 suspending the obligation of any Lender to make any ~~Eurodollar~~SOFR Loan, or requiring ~~Eurodollar~~SOFR Loans of any Lender to be repaid or prepaid, then, unless and until such Lender (or, in the case of Section 11.1, the Administrative Agent) notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by such Lender as to the ~~Eurodollar~~SOFR Loans affected shall, at the option of the Borrower, be made instead as Base Rate Loans.

Section 11.5Capital Adequacy.  If any Lender (or any holding company of any Lender) shall have reasonably determined that a Change in Law has or would have the effect of reducing the rate of return on such Lender’s (or any holding company of such Lender) capital or liquidity as a consequence of such Lender’s portion of the Commitments or obligations hereunder to a level below that which it could have achieved but for such Change in Law (taking into consideration such Lender’s (or any holding company of such Lender) policies with respect to capital adequacy or liquidity immediately before such Change in Law and assuming that such Lender’s (or any holding company of such Lender) capital was fully utilized prior to such adoption, change or compliance), then, promptly upon demand, which demand shall be accompanied by the certificate described in the last sentence of this Section 11.5, by such Lender, the Borrower shall immediately pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for any such reduction actually suffered; provided,  however, that there shall be no duplication of amounts paid to a Lender pursuant to this sentence and Section 11.3.  A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive.  Each Lender shall endeavor to notify the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under this Section 11.5 within one hundred eighty (180) days after such Lender obtains actual knowledge thereof; provided that such Lender shall, with respect to compensation payable pursuant to this Section 11.5 in respect of any costs resulting from such event, only be entitled to payment under this Section 11.5 for costs incurred from and after the date one hundred eighty (180) days prior to the date that such Lender gives notice to the Borrower of such event.

ARTICLE 12

JURISDICTION, VENUE AND WAIVER OF JURY TRIAL

Section 12.1Jurisdiction and Service of Process.  FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY ANY MEMBER OF THE LENDER GROUP WITH RESPECT TO THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF NEW YORK AND HEREBY IRREVOCABLY DESIGNATES AND APPOINTS, AS ITS AUTHORIZED AGENT FOR SERVICE OF PROCESS, THE BORROWER, OR SUCH OTHER PERSON AS SUCH CREDIT PARTY SHALL DESIGNATE HEREAFTER BY WRITTEN NOTICE GIVEN TO THE ADMINISTRATIVE AGENT.  THE LENDER GROUP SHALL

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FOR ALL PURPOSES AUTOMATICALLY, AND WITHOUT ANY ACT ON THEIR PART, BE ENTITLED TO TREAT SUCH DESIGNEE OF EACH CREDIT PARTY AS THE AUTHORIZED AGENT TO RECEIVE FOR AND ON BEHALF OF SUCH CREDIT PARTY SERVICE OF WRITS, OR SUMMONS OR OTHER LEGAL PROCESS, WHICH SERVICE SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON SUCH CREDIT PARTY SERVED WHEN DELIVERED, WHETHER OR NOT SUCH AGENT GIVES NOTICE TO SUCH CREDIT PARTY; AND DELIVERY OF SUCH SERVICE TO ITS AUTHORIZED AGENT SHALL BE DEEMED TO BE MADE WHEN PERSONALLY DELIVERED OR THREE (3) BUSINESS DAYS AFTER MAILING BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH AUTHORIZED AGENT.  EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING.  IN THE EVENT THAT, FOR ANY REASON, SUCH AGENT OR ITS SUCCESSORS SHALL NO LONGER SERVE AS AGENT OF EACH CREDIT PARTY TO RECEIVE SERVICE OF PROCESS, EACH CREDIT PARTY SHALL SERVE AND ADVISE THE ADMINISTRATIVE AGENT THEREOF SO THAT AT ALL TIMES EACH CREDIT PARTY WILL MAINTAIN AN AGENT TO RECEIVE SERVICE OF PROCESS ON BEHALF OF SUCH CREDIT PARTY WITH RESPECT TO THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS.  IN THE EVENT THAT, FOR ANY REASON, SERVICE OF LEGAL PROCESS CANNOT BE MADE IN THE MANNER DESCRIBED ABOVE, SUCH SERVICE MAY BE MADE IN SUCH MANNER AS PERMITTED BY LAW.

Section 12.2Consent to Venue.  EACH CREDIT PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 12.3Waiver of Jury Trial.  EACH CREDIT PARTY AND EACH MEMBER OF THE LENDER GROUP TO THE EXTENT PERMITTED BY APPLICABLE LAW WAIVES, AND OTHERWISE AGREES NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH ANY CREDIT PARTY, ANY MEMBER OF THE LENDER GROUP OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS ARTICLE 12.

Section 12.4Flood Provisions.  For the avoidance of doubt, as of the Effective Date, no mortgages or any other similar security instruments are being entered into, provided, however, if at any time after the Effective Date, the Administrative Agent and Borrower agree to require any of the Credit Parties to provide a mortgage or any other similar security instrument in favor of the Administrative Agent for the benefit of the Lenders, then with respect to any such real property for which the Administrative Agent has a mortgage or any other similar security instrument in its favor (the “Mortgaged Property”), the following requirements must be satisfied:

(a)the Credit Party shall provide, prior to the effective date of any such requirement,  with respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the applicable Credit Party (i) has obtained

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and will maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the property of the Borrower and each Subsidiary ceases to be financially sound and reputable after the effective date, in which case, the Borrower shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such total amount as is sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws or as otherwise  reasonably required by the Administrative Agent or any Lender and (ii) promptly upon request of the Administrative Agent or any Lender, will deliver to the Administrative Agent and the Lenders, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and the Lenders, including, without limitation, evidence of annual renewals of such insurance;

(b)in the event such requirements are put in place, any increase, extension or renewal of the Commitments shall be subject to (and conditioned upon): (i) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by the Flood Insurance Laws and (ii) the Administrative Agent shall have received confirmation from the Lenders that flood insurance due diligence and flood insurance compliance reasonably satisfactory to all Lenders (such confirmation not to be unreasonably withheld, conditioned or delayed) has been completed; and

(c)notwithstanding the foregoing, the Administrative Agent shall not enter into any mortgage or any other similar security instrument in respect of any real property acquired by the Borrower or any other Credit Party after the Effective Date until (i) the date that occurs fourteen (14) days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (A) a completed flood hazard determination from a third party vendor; (B) if such real property is located in a “special flood hazard area”, (1) a notification to the Borrower of that fact and (if applicable) notification to the Borrower that flood insurance coverage is not available and (2) evidence of the receipt by the Borrower of such notice; (ii) if such notice is required to be provided to the Borrower and flood insurance is available in the community in which such real property is located, evidence of required flood insurance and (iii) the Administrative Agent shall have received confirmation from the Lenders that flood insurance due diligence and flood insurance compliance reasonably satisfactory to all Lenders (such confirmation not to be unreasonably withheld, conditioned or delayed) has been completed.

Section 12.5Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC

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Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 12.5, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 12.6Electronic Signatures.  The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 12.7Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not,

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for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

[Signatures on following pages.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the day and year first above written.

BORROWER:	VULCAN MATERIALS COMPANY, as the Borrower By: Name:C. Wes Burton, Jr. Title:Vice President and Treasurer

[VULCAN – DDTL CREDIT AGREEMENT]

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ADMINISTRATIVE AGENT AND LENDERS:	TRUIST BANK, as the Administrative Agent and a Lender By: Name: Title:

[VULCAN – DDTL CREDIT AGREEMENT]

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______________________, as a Lender By: Name: Title:

[VULCAN – DDTL CREDIT AGREEMENT]

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ANNEX I

PRICING GRID

Level	Ratings	Applicable Margin for ~~Eurodollar~~SOFR Loans	Applicable Margin for Base Rate Loans	Ticking Fee
I	≤ Ba1/BB+/BB+	~~1.375~~1.250%	~~0.375~~0.250%	0.225%
II	Baa3/BBB-/BBB-	~~1.250~~1.125%	~~0.250~~0.125%	0.175%
III	Baa2/BBB/BBB	~~1.125~~1.000%	~~0.125~~0.000%	0.125%
IV	Baa1/BBB+/BBB+	~~1.000~~0.875%	0.000%	0.100%
V	≥ A3/A-/A-	~~0.875~~0.750%	0.000%	0.090%